UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, May 19, 2026, at 9:00 a.m., Eastern Daylight Time (together with any adjournments or postponements thereof, the “Annual Meeting”). We will be holding the Annual Meeting virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2026. We encourage you to virtually attend the Annual Meeting.
The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Whether or not you are able to attend the Annual Meeting, please follow the instructions to vote online, by telephone, or by mail. Submitting your vote by proxy will not limit your right to attend the Annual Meeting virtually. If you attend the Annual Meeting virtually, you may vote if you wish to do so, which will supersede your proxy. Your vote is extremely important, so please act at your earliest convenience.
We appreciate your continued interest in Camden National Corporation.
Sincerely,
Marie J. McCarthy
Chair of the Board
Simon R. Griffiths
President and Chief Executive Officer
April 3, 2026

Notice of Annual Meeting of Shareholders to be held May 19, 2026
MEETING DETAILS

Date Tuesday, May 19, 2026	Time 9:00 a.m., Eastern Daylight Time	Virtual Live Audio Webcast at www.virtualshareholdermeeting.com/CAC2026

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, May 19, 2026, at 9:00 a.m., Eastern Daylight Time virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2026 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

1	2	3	4

Election of Directors.	Shareholder “Say-on-Pay."	Ratification of Appointment of Independent Registered Public Accounting Firm.	Other Business.

To elect eleven persons to the Company’s Board of Directors, each for a one-year term that expires at the Company’s in 2027 Annual Meeting of Shareholders.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company's Board of Directors has fixed the close of business on March 25, 2026 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

ATTENDING AND VOTING AT THE ANNUAL MEETING
Attending by virtual means: You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CAC2026. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not have access to your control number, please contact Broadridge, no earlier than 30 minutes prior to the start of the Annual Meeting, at (844) 976-0738 (domestic) or (303) 562-9301 (international). If you hold your shares in a brokerage account and do not have access to your control number, neither the Company nor Broadridge will be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting as a guest, but you will not be able vote your shares or submit questions at the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available beginning 15 minutes prior to the start of the Annual Meeting.
Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/CAC2026.
During the Annual Meeting, we will answer questions that are submitted online by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

✓
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. IF YOU VOTE ONLINE OR BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD. IF YOU HOLD SHARES THROUGH A BROKER, CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER.

By Order of the Board of Directors,

Brandon Y. Boey General Counsel & Corporate Secretary
April 3, 2026

Proxy Statement Table of Contents

Proxy Statement Annual Meeting of Shareholders to be held May 19, 2026
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2026 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 19, 2026, at 9:00 a.m. Eastern Daylight Time (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”). This Proxy Statement and the Proxy Card were provided to the Company’s shareholders on April 3, 2026.
Shareholders can attend the Annual Meeting via live audio webcast at www.virtualshareholdermeeting.com/CAC2026. To vote your shares or submit questions virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not log in with your control number, you will be able to attend the Annual Meeting virtually as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Only shareholders of record as of March 25, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the eleven candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 16,976,156 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

Camden National Corporation 2026 Proxy Statement	1

Proxy Statement
WAYS TO VOTE

Mail
If you choose to vote by mail, you may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope.
Phone If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions.	Internet If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxyvote.com and following the instructions.

Vote Virtually at the Annual Meeting
If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received when you log into the Annual Meeting website.

ELECTRONIC DELIVERY OF PROXY MATERIALS
In connection with our Annual Meeting, the Notice of Annual Meeting of Shareholders (the “Notice of Annual Meeting”), Proxy Statement, Proxy Card, and 2025 Annual Report on Form 10-K were provided to the Company’s shareholders on April 3, 2026. On or about April 3, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received such notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
QUORUM AND VOTE REQUIRED
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.
If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast “for” or “against” a nominee at the Annual Meeting is required to elect each of the eleven director nominees. Similarly, an affirmative vote of a majority of the votes cast “for” or “against” a proposal at the Annual Meeting is required for Proposals 2 and 3.
You may vote “FOR”, “AGAINST”, or “ABSTAIN” on each of proposals 1, 2, and 3. The Board of Directors recommends a vote “FOR” the election of all eleven of its nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Effect of Abstentions and Broker Non-Votes
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of RSM US LLP as our independent registered public accounting firm. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote." It is important, therefore, that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.

2	Camden National Corporation 2026 Proxy Statement

Proxy Statement
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The effect of abstentions and broker non-votes on each proposal to be considered at the Annual Meeting is described below.

Proposal		Board Recommendation	Effect of Abstentions and Broker Non-Votes	Page Reference

1	Election of Directors. Under the Company’s Bylaws, in uncontested elections, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director.	FOR each nominee	No effect	6
2	Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.	FOR	No effect	7
3	Ratification of Appointment of Independent Registered Public Accounting Firm. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the Company’s independent registered public accounting firm.	FOR	No effect	8
VOTING
You are encouraged to submit your proxy with voting instructions promptly. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.
Voting by Mail. If you wish to vote by mail, you may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 18, 2026 to be counted. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of proposals 1, 2, and 3, as set forth in the Notice of Annual Meeting, for which you do not make a selection.
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.
Voting by Telephone or the Internet.  If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions. If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxyvote.com and following the instructions. Instructions to vote by phone or Internet can also be found on the Notice of Internet Availability of Proxy Materials mailed to you on or about April 3, 2026. To vote by phone or Internet, you will need the control number found on your proxy card, voting instruction form or notice you previously received. If you vote by telephone or via the Internet, you need not return a proxy card, but your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 18, 2026.
Voting Virtually at the Annual Meeting. If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received when you log into the Annual Meeting Website.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Camden National Corporation 2026 Proxy Statement	3

Proxy Statement
Even if you currently plan to virtually attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.
REVOCABILITY OF PROXIES
A proxy may be revoked at any time before it is voted at the Annual Meeting by:
•Filing a written revocation of the proxy with the Secretary of the Company, Brandon Y. Boey, Two Elm Street, Camden, Maine 04843;
•Submitting a new signed proxy card bearing a later date or voting again by telephone or the internet (any earlier proxies will be revoked automatically); or
•Attending and voting virtually at the Annual Meeting, provided that you are the holder of record of your shares.
If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote virtually if you have access to your control number.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2026:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available free of charge at www.cacannualmeeting.com.
In addition, the Company will provide, without charge and upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2025. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.
Shareholders of record as of the Record Date are cordially invited to attend the Annual Meeting virtually. Instructions on how to attend the Annual Meeting where you may vote virtually can be found on our website: www.cacannualmeeting.com.

Expressing our Gratitude to Larry Sterrs
On December 31, 2025, Lawrence J. Sterrs retired from the Company’s Board of Directors. Larry served for ten years on the Board, including serving as Chair of the Board since 2017. We are grateful for Larry’s years of service and his significant contributions to the Company, its customers and its shareholders.

4	Camden National Corporation 2026 Proxy Statement

Proposals to be Voted on at the Annual Meeting

1	PROPOSAL ONE Election of Directors

2	PROPOSAL TWO Non-binding Advisory Vote on Compensation of the Company's Named Executive Officers

3	PROPOSAL THREE Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposal One Election of Directors
At the Annual Meeting, eleven directors will be elected. The Board has nominated for election as directors Craig N. Denekas, Simon R. Griffiths, Rebecca K. Hatfield, Larry K. Haynes, S. Catherine Longley, Raina L. Maxwell, Marie J. McCarthy, Robert D. Merrill, James H. Page, Robin A. Sawyer, and Carl J. Soderberg. For more information about our nomination procedures, please see “Corporate Governance and Risk Committee” on page 29.
If shareholders vote to elect the eleven nominees proposed by the Board, each such director will be elected to serve for a term of one year and until each such director’s successor is duly elected and qualified.
All of the Company’s nominees for director for the Annual Meeting are currently serving on the Board. For more information about the background of each of the Board's eleven nominees for director, please see “Current Board Members” on page 18.
The Company’s Bylaws require that, in uncontested elections, each director be elected by the affirmative vote of a majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.
Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL ELEVEN OF ITS NOMINEES FOR DIRECTOR.

6	Camden National Corporation 2026 Proxy Statement

Proposal Two Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.
The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
The Company has five named executive officers for 2025: Simon R. Griffiths, Michael R. Archer, William H. Martel, Patricia A. Rose, and Ryan A. Smith. The Company’s compensation program is designed to attract, motivate and retain its executive officers, who are critical to the Company’s success, through a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 39 for additional information about the Company’s executive compensation programs.
For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Camden National Corporation 2026 Proxy Statement	7

Proposal Three Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the Company's 2026 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.
The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.
Services Rendered by and Fees Paid to Independent Registered Public Accounting Firm. The following table describes the services rendered by RSM and fees paid for such services by the Company for the years ended December 31, 2025 and 2024:

	For the Year Ended December 31,

Type of Fee	2025 ($)	2024 ($)

Audit Fees(1)	784,880	556,859
Audit-Related Fees(2)	37,800	35,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
1.The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), internal control reporting under Section 404 of SOX, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees and the audit of the Company's Uniform Single Attestation Program for Mortgage Bankers.
2.The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements.
3.The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. There were no such tax services rendered for the years ended December 31, 2025 and 2024.
4.There were no other services rendered for the years ended December 31, 2025 and 2024.
The Audit Committee of the Board pre-approved all services provided by the principal accountant during the years ended December 31, 2025 and 2024. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

8	Camden National Corporation 2026 Proxy Statement

Other Matters
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Meeting. The Board knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the Meeting.

Camden National Corporation 2026 Proxy Statement	9

Commitment to Corporate Responsibility
We prioritize corporate responsibility and are committed to acting with transparency, consistency, and intention. Our corporate responsibility strategy guides how we conduct business and how we work to drive positive outcomes for our communities, customers, employees, and shareholders. Our annual Corporate Responsibility Report, which outlines our evolving and expanding strategy, is available at www.CamdenNational.bank/corporateresponsibility. This report is provided to shareholders for informational purposes only and is not part of, or incorporated by reference into, this Proxy Statement.
We are dedicated to embedding our values across the Company, leveraging all parts of our organization to create value for our employees, customers, communities, and shareholders.
OUR APPROACH TO CORPORATE RESPONSIBILITY

Our commitment to corporate responsibility is integrated across our Company. Our Board and executive management understand the critical importance of corporate responsibility matters to our future success and the success of our constituents.

BOARD OF DIRECTORS Oversees corporate responsibility strategy, key initiatives, policies, and data. Monitors progress throughout our corporate responsibility journey.

EXECUTIVE LEADERSHIP
Makes strategic proposals to the Board and oversees the execution of the Board’s corporate responsibility strategy, with direct oversight of the Corporate Responsibility Working Team.

CORPORATE RESPONSIBILITY WORKING TEAM
Helps set policy and coordinates company-wide corporate responsibility efforts. The cross-functional team manages the day-to-day implementation of company initiatives and accountability for performance.

10	Camden National Corporation 2026 Proxy Statement

Commitment to Corporate Social Responsibility
CORPORATE RESPONSIBILITY

CORPORATE GOVERNANCE
Strong governance and a culture of ethics and integrity are central to how we operate. We believe effective and ethical corporate governance is essential to our long-term viability and to achieving our strategic objectives. We advance these principles through:
•A robust internal control environment that is integrated throughout the organization.
•A Code of Business Conduct and Ethics that establishes clear consistent expectations with our core values.
•Ongoing efforts to protect our customer’s personal and financial information through disciplined data privacy, cybersecurity, and third-party oversight.

HUMAN CAPITAL AND COMMUNITY ENGAGEMENT
We believe that all members of our communities should have the opportunity to lead prosperous and fulfilling lives and that our long-term success should create value for all stakeholders. We support our customers, employees and communities through:
Human Capital Management: Attracting, engaging, and developing a highly skilled workforce where employees feel respected and valued is central to our long-term strategy. We foster a dynamic and rewarding workplace by:
•Promoting a culture in which all employees have an equal opportunity to succeed and where diverse perspectives contribute to innovation and excellence.
•Providing opportunities for career growth and development through a combination of internal and external education and professional development programs.
•Offering competitive compensation and comprehensive benefits designed to support the total well-being of our employees and create a fulfilling work environment.
Consumer Financial Protection: Making financial products and services accessible and affordable by:
•Striving to act in the best interest of consumers through reasonably priced products, clear terms and disclosures, and fair and consistent service.
•Recognizing the critical role small businesses play in economic development and job creation, and providing tailored advice, guidance and education to support their needs.
Community Engagement: Supporting area nonprofit organizations across our footprint to help build healthier and more resilient communities by:
•Providing meaningful grant funding and encouraging employee volunteerism, including the sharing of financial expertise, to strengthen nonprofit organizations and communities they serve.

SUSTAINABILITY
We recognize that environmental sustainability is a shared responsibility. We foster sustainability by:
•Financing clean energy and energy efficiency projects.
•Embracing digital tools to reduce paper usage and reliance on paper-intensive processes.
•Reducing waste and energy, and resource usage in our facilities.

Camden National Corporation 2026 Proxy Statement	11

Board of Directors and Corporate Governance Information
BOARD COMPOSITION
Information as of the date of this proxy:
Age

●45-50	●51-55	●56-60

●61-65	●66-75
Independence

●Independent
●Non-Independent
Tenure

9.0 Years

Average Board Tenure

0-5
6-10
11+

Gender

45%	55%

Female	Male
Race

● African American or Black
● White

12	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
CURRENT BOARD MEMBERS
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held their current occupation for at least the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2025. Camden National Bank (the “Bank”) is a wholly owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:
Name	Age	Company	Bank	Term Expires
Craig N. Denekas	61	2017	2022	2026
Simon R. Griffiths	52	2024	2024	2026
Rebecca K. Hatfield	48	2022	2022	2026
Larry K. Haynes	61	2025	2025	2026
S. Catherine Longley	71	2014	2022	2026
Raina L. Maxwell	54	2025	2025	2026
Marie J. McCarthy	57	2018	2018	2026
Robert D. Merrill	71	2022	2011	2026
James H. Page, Ph.D.	73	2008	2022	2026
Robin A. Sawyer(1)	58	2018	2018	2026
Carl J. Soderberg	63	2015	2015	2026
1.Ms. Sawyer was reappointed as a director in 2018, having previously served as a director of the Company from 2004 until her resignation in 2017.
There are no arrangements or understandings between any director or any other persons pursuant to which any of the above directors has been selected as a director or nominee for director. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

Camden National Corporation 2026 Proxy Statement	13

Board of Director and Corporate Governance Information
BOARD NOMINEES

Craig N. Denekas

Experience and Qualifications:
Mr. Denekas serves as Trustee and Chairman of the Libra Foundation in Portland, Maine. This is a private grant-making charitable foundation with a mission of maintaining a balance and diversity of giving throughout the state of Maine and across all populations. In addition to traditional grant-making, the Foundation takes an innovative approach to program-related investing by establishing Maine-based enterprises such as the Pineland Farms group of national specialty food companies to create sustainable businesses and employment opportunities for Maine citizens. Prior to joining the Libra Foundation in 2001, where he served in multiple leadership positions before his appointment as Chief Executive Officer, Mr. Denekas was a director and shareholder at the law firm of Perkins, Thompson in Portland, Maine, with over a decade of practice focused primarily on corporate acquisitions, business law, real estate and commercial lending matters. Mr. Denekas has served as a Trustee and on various boards of directors, including the Barbara Bush Foundation for Family Literacy based in Florida and the Fisher Charitable Foundation of Maine, and was past Chairman of the Board of Trustees of Maine Public Broadcasting.
Age: 61
Director Since: 2017
Camden National Corporation Committees: Audit Committee, Corporate Governance & Risk Committee, and Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Trustee, Chairman and CEO of the Libra Foundation •Director and Shareholder at the law firm of Perkins, Thompson

14	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information

Simon R. Griffiths

Experience and Qualifications:
Mr. Griffiths joined the Company in November 2023 as Executive Vice President (“EVP”) and Chief Operating Officer, and was announced as the successor to the president and CEO. Mr. Griffiths became president and CEO of the Company and the Bank on January 1, 2024, and was also appointed to the boards of directors of the Company and the Bank. Prior to joining the Company, Mr. Griffiths most recently served as executive vice president - head of core banking at Citizens Bank, where he managed the retail, business banking, contact center, deposit, and core banking digital delivery channels, including nearly 1,100 branches, commercial real estate, deposit and checking business, and new market expansion. He joined Citizens Bank in 2015 from Santander Bank, where he served as executive vice president, managing director of the retail network.
Age: 52
Director Since: 2024
Camden National Corporation Committees: Capital Planning Committee and Technology Committee
Other Directorships: •Camden National Bank

Career Highlights:
•President and CEO, Camden National Corporation and Camden National Bank
•Executive Vice President, Head of Core Banking, Citizens Bank
•Executive Vice President, Managing Director Retail Network, Santander Bank

Camden National Corporation 2026 Proxy Statement	15

Board of Director and Corporate Governance Information

Rebecca K. Hatfield

Experience and Qualifications:
Ms. Hatfield is the Chief Strategy and Growth Officer at Hancock Lumber. Previously, Ms. Hatfield served as President and CEO at Avesta Housing, a nonprofit affordable housing provider, a role she held from September 2022 through December 2024. During her nine years at Avesta Housing, Ms. Hatfield also held several other leadership roles, overseeing real estate development, construction services, property management and other functions. Ms. Hatfield brings to the Company's Board of Directors both her significant leadership experience and a deep understanding of Maine's housing and economic development challenges and the needs of Maine's low- and moderate-income population. Before joining Avesta, she was a senior vice president at Citigroup, working within the private, commercial and corporate banks. In addition to her nonprofit leadership, real estate development and property management experience, she has over 15 years of experience in finance, with a focus on deal structuring, underwriting, risk analysis, portfolio management, and relationship management. Ms. Hatfield’s finance and risk management experience will support her contributions as a member of the Capital Committee and Compensation Committee, as well as her role on the Asset-Liability Committee and Credit Committee of Camden National Bank. Ms. Hatfield’s previous employment also includes five years as a software and network engineer. Ms. Hatfield was named Mainer of the Year in 2022 by Maine Magazine and a Mainebiz Women to Watch in 2021. In 2023, she received the MaineHousing Stephen B. Mooers Award. She currently serves on the board of the John T. Gorman Foundation.
Age: 48
Director Since: 2022
Camden National Corporation Committees: Capital Planning Committee and Compensation Committee
Other Directorships: •Camden National Bank
Career Highlights: •Chief Strategy and Growth Officer, Hancock Lumber •President and CEO, Avesta Housing •Senior Vice President, Citigroup

16	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information

Larry K. Haynes

Experience and Qualifications:
Mr. Haynes is the retired president and chief executive officer of the Grappone Automotive Group headquartered in Bow, New Hampshire, where he oversaw the daily operation of the five retail auto stores and 380 team members. Mr. Haynes was also responsible for various dealership and non-dealership real estate holdings. Mr. Haynes joined Grappone Automotive in 1997 as its Chief Financial Officer. Mr. Haynes’ previous employment includes serving as Chief Financial Officer of MEG Asset Management, Inc. and Vice President and Controller of Hilco, Inc., a Bank of Ireland subsidiary that acquired First NH Banks Inc. Mr. Haynes began his public accounting career as an auditor for a firm which is now Deloitte. Mr. Haynes is a Certified Public Accountant and Certified Financial Planner® and a graduate of Leadership New Hampshire. He earned his master’s degree in business administration from Southern New Hampshire University and his Bachelor of Science degree in accounting, with an economics minor, from Plymouth State University.
Age: 61
Director Since: 2025
Camden National Corporation Committees: Audit Committee
Other Directorships: •Camden National Bank
Career Highlights: •President and CEO of Grappone Automotive Group •CFO of MEG Asset Management

Camden National Corporation 2026 Proxy Statement	17

Board of Director and Corporate Governance Information

S. Catherine Longley

Experience and Qualifications:
Ms. Longley is the retired Executive Vice President and Chief Operating Officer of The Jackson Laboratory, a global biomedical research institution in Bar Harbor, Maine where she led operations from 2018 to 2024, having first joined as the Vice President and Chief Financial Officer in 2016. Before this, Ms. Longley served as the Senior Vice President of Finance & Administration and Treasurer at Bowdoin College in Brunswick, Maine for fourteen years. She has held various legal and regulatory roles, including as a partner at Verrill LLP in Portland, Maine and as Commissioner of Professional & Financial Regulation in the cabinet of former Maine Governor Angus King. She currently serves on the board of trustees at Maine Maritime Academy, a public higher education institution in Castine, Maine, and has served on multiple non-profit and for-profit boards throughout her career. Ms. Longley holds a Bachelor of Arts degree in history from Bowdoin College, a J.D. cum laude from Suffolk University Law School, and is a member of the Maine Bar. Ms. Longley’s extensive background in law, banking regulation, as well as direct oversight and active engagement in financial oversight roles makes her an asset to the Board and is the Company’s designated “Financial Expert” under the NASDAQ rules. Her career experience has resulted in Ms. Longley’s expertise in understanding financial statements and accounting methodologies which is essential to her service as the Audit Committee Chair and the Audit Committee “Financial Expert,” and in her role as a member of the Capital Committee. Ms. Longley’s strong knowledge of the Maine market and broader global experience lends support to the Company from a strategic and competitive perspective.
Age: 71
Director Since: 2014
Camden National Corporation Committees: Audit Committee (Chair) and Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Chief Operating Officer of The Jackson Laboratory •Chief Financial Officer, The Jackson Laboratory •Senior Vice President, Bowdoin College

18	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information

Raina L. Maxwell

Experience and Qualifications:
Ms. Maxwell is the VP of Finance & Controller at L.L.Bean, Inc., overseeing Accounting, Tax, Treasury and Financial Operations, and serves as Assistant Treasurer, Vice-Chair of the Investment Committee, and member of the Benefits Committee. She started her career at L.L.Bean in 2004 in the finance area, where she spent several years overseeing the planning, development, and execution of corporate long-term strategic financial initiatives until becoming Vice President, Customer Satisfaction in 2011. She brings over 13 years of experience in strategically building and leading L.L.Bean’s award-winning customer satisfaction program, directing strategic planning efforts and ensuring delivery of a high quality service experience across channels while overseeing as many as 900 employees across three contact centers and three shifts. Prior to L.L.Bean, Ms. Maxwell held several financial roles at Standard & Poor’s Corporate Value Consulting, formerly PricewaterhouseCoopers LLP, CARANA Corporation, and Washington Capital Associates. Ms. Maxwell is a graduate of Leadership Maine, earned her master’s degree in business administration from the University of Virginia, and her Bachelor of Arts degree in economics and international affairs from the University of New Hampshire. She is active in the community and recently fulfilled nine years on the Board of Wolfe’s Neck Center for Agriculture and the Environment, where she served as Treasurer and Chair of the Finance Committee.
Age: 54
Director Since: 2025
Camden National Corporation Committees: Audit Committee
Other Directorships: •Camden National Bank
Career Highlights: •VP, Controller at L.L.Bean •VP, Customer Satisfaction at L.L.Bean

Camden National Corporation 2026 Proxy Statement	19

Board of Director and Corporate Governance Information

Marie J. McCarthy

Experience and Qualifications:
Ms. McCarthy currently serves as Chair of the Board of Camden National Corporation. Ms. McCarthy was Chief Operations Officer at L.L.Bean prior to retiring in April 2025. Ms. McCarthy had been with L.L.Bean since 1993, working primarily in human resources throughout her career. Ms. McCarthy’s role with L.L.Bean evolved in recent years to include current oversight of Operations, including Fulfillment, Returns, Manufacturing, Customer Satisfaction, and Corporate Facilities and Real Estate. Ms. McCarthy was a member of L.L.Bean’s Investment Committee and Benefits Committee, Retail Real Estate Committee (governing store selection/construction), and Corporate Real Estate Committee (overseeing all corporate holdings). In her leadership role at L.L.Bean, Ms. McCarthy supported over 3,500 employees and is well versed in all of the challenges that organizations face in hiring, developing and retaining talent. She has also been responsible for managing extensive operations that serve L.L.Bean’s customers worldwide. Ms. McCarthy currently serves on the Board of Directors of Maine Health, and the Board of Directors of the Olympia Snowe Women’s Leadership Institute, and has shared her talents with a number of other nonprofit organizations over the years.
Age: 57
Director Since: 2018
Camden National Corporation Committees: Compensation Committee, Corporate Governance & Risk Committee (Chair), and Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Chief Operations Officer of L.L.Bean

20	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information

Robert D. Merrill

Experience and Qualifications:
Mr. Merrill currently serves as President of Merrill Furniture in Ellsworth, Maine, a position he has held since 1998. Mr. Merrill also serves as a director of Merrill Blueberry Farms. Mr. Merrill brings to the Company's Board of Directors his significant understanding of Camden National Bank and its business, gained over his more than a decade of experience as a director of Camden National Bank. Mr. Merrill also brings his experience in running an independently owned business and its need for technology and easy access to banking services to his role on the Technology Committee. Mr. Merrill brings a strong business acumen and understanding of commodity market strategies and financial analysis that contributes to his success in his role as Chair of the Bank’s Directors Asset Liability Committee and Trust Committee. As a small business owner, Mr. Merrill has a depth of experience in strategic decision-making, business operations and business growth and development that lend to his overall contribution to the Company and Bank Boards. Mr. Merrill is well known in the Down East Maine business community in the Ellsworth Area having been recognized as the Chamber of Commerce 2010 Citizen of the Year. Mr. Merrill formerly served on the Ellsworth Business Development Committee for three years. Mr. Merrill formerly sat on the board of Maine Coast Memorial Hospital, for which he served as treasurer, vice chair and chair. He was also chair of the Maine Coast Memorial Hospital Emergency Department Capital Campaign. Mr. Merrill is currently serving on the Northern Light Maine Coast capital campaign for the new birthing center.
Age: 71
Director Since: 2022
Camden National Corporation Committees: Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Merrill Furniture

Camden National Corporation 2026 Proxy Statement	21

Board of Director and Corporate Governance Information

James H. Page, Ph.D.

Experience and Qualifications:
Dr. Page is Chancellor Emeritus of the University of Maine System. As Chancellor, a role he held from 2012 until his retirement in 2019, he had executive responsibilities for the governance and administration of Maine's public universities, including more than 5,000 employees, seven campuses, law school and associated programs and facilities. Dr. Page was previously principal and CEO of James W. Sewall Company, which provides consulting services in forestry, engineering and geographic information management. Dr. Page currently consults on higher education matters nationwide. Dr. Page is recognized as a leader throughout Maine, and has received many awards for his professional and civic activity over the years.
Age: 73
Director Since: 2008
Camden National Corporation Committees: Audit Committee, Compensation Committee, and Technology Committee (Chair)
Other Directorships: •Camden National Bank
Career Highlights: •Former Chancellor of the University of Maine System •Principal and CEO of James W. Sewall Company

22	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information

Robin A. Sawyer

Experience and Qualifications:
Ms. Sawyer served for five years as Vice President of Corporate Finance and Corporate Controller at WEX Inc., prior to her retirement in 2018. Before joining WEX Inc., Ms. Sawyer spent more than ten years as Vice President and Corporate Controller at Fairchild Semiconductor International, Inc. She is the former Director of Financial Planning and Reporting at Cornerstone Brands, Inc., and she formerly worked at Baker, Newman & Noyes, LLC and its predecessor firm of Ernst & Young. Ms. Sawyer is a certified public accountant and her experience in public accounting and finance roles uniquely positions her to add value in her Board role. Her overall strong business acumen, executive and management skills, experience in managing business growth, and organizational management supports her contributions to the Board in the areas of corporate strategy, merger and acquisitions, compensation and all financial related matters. Her prior experience as Corporate Controller at both WEX, Inc. and Fairchild Semiconductor International, Inc. supports her role as Chair of the Capital Committee with a broad understanding of capital management. Ms. Sawyer’s direct experience with publicly traded companies and their shareholders provides deep knowledge and direct understanding of the regulatory environment within which the company operates; she also has a strong understanding of the Maine economic and business climate all of which contribute to her being a strong board member. She also brings her business experience and knowledge of public company governance and disclosure requirements to her roles on the Compensation Committee and the Governance and Risk Committee. Until June 2021, she served on the board of directors of the Gulf of Maine Research Institute, where she was Treasurer, Chair of the Finance Committee, and a member of the Executive Committee, and on the board of its subsidiary, Gulf of Maine Properties, Inc.
Age: 58
Director Since: 2018(1)
Camden National Corporation Committees: Capital Planning Committee (Chair), Compensation Committee (Chair), and Corporate Governance & Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Corporate Controller of WEX, Inc.

1.Ms. Sawyer was reappointed as a director in 2018, having previously served as a director of the Company from 2004 until her resignation in 2017.

Camden National Corporation 2026 Proxy Statement	23

Board of Director and Corporate Governance Information

Carl J. Soderberg

Experience and Qualifications:
Mr. Soderberg is currently the President of Soderberg Company, Inc., a construction firm that has been in business for over 50 years and which he has led since 1992. Soderberg Company, Inc. is a family-owned business serving all of Maine, completing highway and airport construction as well as heavy civil construction work. Mr. Soderberg also continues to develop commercial real estate throughout Maine through Nordic Properties and CSS Development, Inc. Mr. Soderberg brings his understanding of Maine, his small business experience, which includes skills in leadership, decision making, business operations, employee relations and real estate expertise, to his role as a director and as Chair of the Bank’s Director Credit Committee. Mr. Soderberg has served on numerous boards, including First Citizens Bank, The Bank of Maine, and The University of Maine Presque Isle Foundation Board. Mr. Soderberg’s prior board experience contributes to his strong understanding of regulatory, investor and governance requirements which contribute to his impact on the Governance and Risk Committee. Mr. Soderberg was previously on the Board of Directors for Cary Medical Center, serving on the Strategic planning committee and as Chair of the Finance committee. He also serves as a Director for the Bigrock Mountain ski area and Northern Skiers Club.
Age: 63
Director Since: 2015
Camden National Corporation Committees: Corporate Governance & Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Soderberg Company, Inc.

24	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR QUALIFICATIONS AND EXPERIENCE
The following table identifies the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that each director nominee should serve as a director of the Company and the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. This information supplements the biographical information previously provided. In addition to the information presented regarding each person’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that they should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

	Denekas	Griffiths	Hatfield	Haynes	Longley	Maxwell	McCarthy	Merrill	Page	Sawyer	Soderberg	Total
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Financial Services Industry Knowledge		✓	✓	✓	✓					✓	✓	6
Experience in Managing Growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Experience in Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Financial Service Experience		✓	✓	✓	✓	✓				✓	✓	7
Audit, Compensation or Corporate Governance Experience	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	10
Regulatory Experience		✓	✓		✓					✓	✓	5
Large Shareholder Relationship Experience		✓								✓		2
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Professional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Industry Experience
Accounting				✓	✓	✓				✓	✓	5
Merchandising		✓		✓			✓	✓			✓	5
Insurance	✓				✓							2
Technology & Cybersecurity		✓	✓		✓		✓		✓	✓		6
Asset Management	✓		✓	✓	✓			✓		✓		6
Community Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Law	✓				✓							2
Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

Camden National Corporation 2026 Proxy Statement	25

Board of Director and Corporate Governance Information
CORPORATE GOVERNANCE INFORMATION
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence; assigning Board responsibilities; setting high standards of professional and personal conduct for directors, officers, and employees; and monitoring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that provides additional information on board governance-related matters. The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, employees and officers. The Code of Conduct covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Conduct. In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Corporate Controller, Treasurer, and all other officers of the Company in Finance and Audit. You can review our Corporate Governance Guidelines, Code of Business Conduct, and Ethics and Financial Code of Ethics for Financial Officers on our website located under the “About — Investor Relations” tab at www.CamdenNational.bank. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to any of our directors or executive officers), will be disclosed promptly under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board and its Committees Oversee:
•Management’s development of the Company’s multi-year strategic plan and the annual financial operating plan, and monitor the implementation and progress of these plans.
•Our Company’s practice of high ethical standards and management’s implementation of effective policies and practices to protect the reputation and assets of the Company.
•Our audit functions and SOX program, our independent registered public accounting firm, and the integrity of our financial statements.
•Our Company’s creation and administration of appropriately designed compensation programs and plans.
•Management’s identification, measurement, monitoring and control of the Company’s material risks, including: Capital; Credit; Compliance and Legal; Interest Rate; Liquidity; Market; Operational; People and Compensation; Brand; Strategic Alignment; Technology, including cybersecurity; and Vendor and Third Party.
Other Responsibilities of the Board and its Committees Include:
•Overseeing succession planning for our Board, CEO, and other key executive management.
•Completing an annual formal Board evaluation, including self and peer-evaluations for nominees of our Board.
•Identifying and evaluating director candidates and nominating qualified individuals to serve on our Board that reflect an appropriate mix of experience, areas of expertise, perspectives, and characteristics.
•Overseeing the Company’s engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters.
•Reviewing our CEO’s performance and approving the total annual compensation of our CEO and other executive officers.

26	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
LEADERSHIP STRUCTURE
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. The current policy of the Board is that the offices of the Chair of the Board and CEO should be separate, and the Chair of the Board should be selected from among the independent directors. Management directors do not serve as Chairs of any of the Board’s Committees nor do they participate in the Corporate Governance and Risk Committee or Compensation Committee meetings unless by invitation of the committee chair. Upon our CEO's retirement, our CEO is required to offer to tender to the Board their resignation as a member of the Board effective immediately concurrent with the retirement. The Corporate Governance and Risk Committee is required to evaluate the appropriateness of the former CEO’s continued service on the Board in light of the new circumstances, including any impact to the independence of the Board as a whole, and then recommend to the Board whether the Board should accept the resignation. The Corporate Governance and Risk Committee nominates the Chair and, if appropriate, Vice Chair roles for election by the entire Board. The independent directors meet in executive session periodically to help ensure that there is adequate oversight of management and that there is ample time to assess the Company’s activities separate from management.
SHAREHOLDER COMMUNICATION WITH THE BOARD
Our shareholders may communicate directly with the members of the Board by writing directly to those individuals c/o Camden National Corporation at its principal executive offices: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.
SHAREHOLDER DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING
Nominations for election to the Board may be made by any shareholder of the Company. Shareholder director nominations for the Company's 2027 annual meeting must be made in writing and delivered or mailed to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, no later than the close of business on February 20, 2027, which is the 90th day prior to the first anniversary of the Annual Meeting, nor earlier than the close of business on January 20, 2027, which is the 120th day prior to the first anniversary of the Annual Meeting. In the event that the date of the 2027 annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder must furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these requirements and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above and under “Corporate Governance and Risk Committee” on page 30. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.
In addition to satisfying all of the requirements under our bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.

Camden National Corporation 2026 Proxy Statement	27

Board of Director and Corporate Governance Information
OTHER SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Shareholders may also present proper proposals (other than director nominations) for consideration at future shareholder meetings. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2027 annual meeting of shareholders must be received by the Company by December 4, 2026. Shareholder proposals must also comply with the requirements as to form and substance established by the SEC for a proposal to be included in the proxy statement and form of proxy.
Shareholders may also propose business to be brought before an annual meeting, but not to be included in the Company's proxy statement, pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice to propose business to be considered by the shareholders at the Company's 2027 annual meeting of shareholders must be received by the Secretary of the Company no earlier than January 20, 2027 and no later than February 20, 2027.

28	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR ATTENDANCE AT MEETINGS OF THE BOARD AND ANNUAL SHAREHOLDER MEETING
During 2025, the Board held twelve regular meetings and one special meeting. Each of the directors attended over 90% of the total number of meetings of the Board and the committees of the Board on which they served during the year. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2025, ten out of our twelve directors attended the annual meeting of shareholders.
BOARD COMMITTEES
The Board has five standing committees: Corporate Governance and Risk Committee, Audit Committee, Compensation Committee, Capital Planning Committee, and Technology Committee.
Ms. McCarthy was appointed as the Company and Bank Board Chair and chair of the Corporate Governance and Risk Committee, effective January 1, 2026, after Mr. Sterrs retired as Board Chair of the Company and Bank and all of the committees in which he served on December 31, 2025. Effective January 1, 2026, Ms. Sawyer assumed the position of chair of the Compensation Committee from Ms. McCarthy who held the position during the calendar year ended December 31, 2025, and Ms. Hatfield joined the Compensation Committee.
The following table sets forth the current members of each committee of the Board:

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology

Non-Employee Directors:
Craig N. Denekas
Rebecca K. Hatfield
Larry K. Haynes
S. Catherine Longley
Raina L. Maxwell
Marie J. McCarthy
Robert D. Merrill
James H. Page, Ph.D.
Robin A. Sawyer
Carl J. Soderberg
Employee Directors:
Simon R. Griffiths
– Member – Chair

Camden National Corporation 2026 Proxy Statement	29

Board of Director and Corporate Governance Information
CORPORATE GOVERNANCE AND RISK COMMITTEE
The Company believes that a key element of effective risk management is strong corporate governance, and, accordingly, has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee oversees the annual evaluation of the Board, Board Committees and management; oversees the Company’s risk management program; oversees engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters; and reviews the adequacy of the Company’s Articles of Incorporation and Bylaws, Code of Business Conduct and the Corporate Governance Guidelines. The Company maintains many of its corporate documents on its website for public viewing, which can be located on the “About — Investor Relations” tab at www.CamdenNational.bank.
The Corporate Governance and Risk Committee also assists the Board by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board. The Corporate Governance and Risk Committee is responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers, and employees and an annual evaluation to determine whether the Board and its committees are functioning effectively.
The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by considering recommendations made by directors, management, and shareholders. The Corporate Governance and Risk Committee considers and evaluates all director candidates recommended by our shareholders in accordance with the procedures set forth in the Corporate Governance and Risk Committee’s charter, including by submitting with any recommendation supporting information outlined in the charter. A shareholder who wishes to recommend a director candidate for consideration by the Corporate Governance and Risk Committee may do so by submitting such recommendation and required supporting information to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, who will forward all recommendations to the Corporate Governance and Risk Committee.
To be considered by the Corporate Governance and Risk Committee, all shareholder recommendations for director candidates must be submitted to the Secretary of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.
To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee’s charter provides that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, areas of expertise, knowledge, perspectives, and abilities that will assist the Board in fulfilling its responsibilities. The charter also requires any director nominee to meet the following minimum criteria:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.
In identifying and evaluating proposed director candidates, the Corporate Governance and Risk Committee may consider, in addition to the minimum qualifications and other criteria outlined above, any facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, their depth and breadth of business experience or other background characteristics, their independence and the needs of the Board. The Corporate Governance and Risk Committee’s charter prohibits the Corporate Governance and Risk Committee from discriminating against any nominee on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

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Board of Director and Corporate Governance Information
The Company seeks to maintain a Board that includes members who reflect an appropriate mix of backgrounds, skills, talents, professional experiences, and attributes.
The Corporate Governance and Risk Committee also oversees risk management practices for the Company. The Corporate Governance and Risk Committee reviews the Company’s Risk Appetite Statement and Risk Management Policy annually, and the Company’s Risk Assessment Process semi-annually. The Corporate Governance and Risk Committee then recommends the policy to the Board for approval. It is the intent of the Company and the Board to ensure, through this policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management (“ERM”) program that identifies, measures, monitors, mitigates, and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President (“EVP”), Chief Risk Officer (“CRO”), who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP, CRO reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.
In addition, information security, including cybersecurity, is a high priority for the Company, and its importance has been highlighted by numerous, highly publicized events in recent years that include cyberattacks, and more recently ransomware and phishing attempts, against financial institutions. The Board, through the various Board and management committees, actively oversees the management of risks related to cybersecurity through the following oversight:
•The Corporate Governance and Risk Committee has oversight of the ERM program, which includes overseeing the completion of the Company’s semi-annual Risk Assessment Process, reviewing the Company’s Risk Appetite Statement and Risk Management Policy, and overseeing the ongoing monitoring and reporting through the ERM program. This committee, as part of its risk oversight, reviews the Company’s cyber insurance policy and coverage levels annually.
•The Audit Committee has oversight of the monitoring and testing of the Company’s information security-related activities and internal controls governing information technology. The Company requires its employees to complete annual information security training and robust, ongoing employee testing, the results of which are reported to the Audit Committee.
•The Technology Committee is responsible for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources, and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives.
•The Management ERM Committee oversees the Company’s management of all business risks, including those related to cybersecurity, to reasonably assure that the Company manages risks effectively and makes well-informed decisions, while in pursuit of achieving acceptable returns. The foundation of the ERM program is the enterprise-wide framework that identifies and monitors the Company’s risk appetite; business strategy and risk coverage; governance and policies; risk data and infrastructure; measurement and evaluation; control environment; risk response and mitigation; and stress testing.
•The Management Disclosure Committee oversees the Company’s financial reporting, including its control environment and infrastructure under the Sarbanes-Oxley Act. The Management Disclosure Committee discusses any cybersecurity incidents at least quarterly and considers the need for any related disclosure. There were no known cybersecurity breaches during 2025.
•The Cybersecurity Incident Response Team (“CSIRT”) is responsible for defining and carrying out the Company's approach to incident monitoring, detection, response, and reporting. The CSIRT is a management-level team and is directed under the Company’s cybersecurity response plan, which is part of its information security policy and program.
Cybersecurity reports are provided to the Board on a regular basis. The Company’s Information Security Officer prepares and provides periodic training programs to members of the Board to assist the Board in remaining informed of the Company’s cybersecurity policies and practices. The Board is responsible for review and approval of the Company’s information security policy and program on an annual basis.
There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

Camden National Corporation 2026 Proxy Statement	31

Board of Director and Corporate Governance Information
The Corporate Governance and Risk Committee held seven meetings during 2025.
The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
AUDIT COMMITTEE
The Audit Committee assists the Board in overseeing, among other things: (1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures, and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; and (4) the performance of the Company’s internal audit function and independent accountants.
The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results, including the adequacy of the allowance for credit losses, before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates its committee charter, reviews and self-evaluates its performance, and participates in the preparation of the audit report contained in this Proxy Statement.
Although the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.
The Audit Committee has established procedures for the receipt, treatment, and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee. A copy of the Audit Committee Complaint Procedures is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board has determined that all five members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board has determined that Ms. Longley (Chair) qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee met ten times during 2025. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.

32	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm its written disclosures and letter regarding its independence from the Company, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.
During 2025, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
S. Catherine Longley, Chair
Craig N. Denekas
Larry K. Haynes
Raina L. Maxwell
James H. Page, Ph.D.
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews compensation for the Company’s CEO and other executive officers, including its named executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also considers the total compensation mix and each element of compensation within the executive’s total compensation package.
The Compensation Committee met eight times during 2025. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
Compensation Committee Interlocks and Insider Participation
Mses. McCarthy and Sawyer and Messrs. Page and Sterrs served as members of the Compensation Committee for the calendar year 2025. We have no Compensation Committee interlocks. None of our Compensation Committee members is a current officer or employee of the Company. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or as a director of any entity that has an executive officer who serves as a member of our Compensation Committee or the Board.

Camden National Corporation 2026 Proxy Statement	33

Board of Director and Corporate Governance Information
CAPITAL PLANNING COMMITTEE
The Capital Planning Committee assists the Board in fulfilling the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Capital Planning Committee is also responsible for overseeing compliance with the Company's regulatory capital requirements. This committee met two times during 2025. The Capital Planning Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
TECHNOLOGY COMMITTEE
The Technology Committee assists the Board in fulfilling the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives. This committee met five times during 2025. The Technology Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
BOARD EVALUATIONS
On an annual basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board. All nominees who are members of the Board are peer-evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the Board. Each year, each committee reviews its charter and evaluates performance based on the specific committee charter requirements. This evaluation is reflected in the committee minutes that are reported to the Board.
MANDATORY DIRECTOR RETIREMENT
The Company’s Corporate Governance Guidelines require directors to offer to tender their retirement from the Board immediately upon reaching the age of 75. The Corporate Governance and Risk Committee evaluates the appropriateness of any such director’s continued service on the Board and recommends to the Board whether to accept the director’s resignation.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Throughout 2025, the Company’s Corporate Governance Guidelines required directors to beneficially own shares of Common Stock of the Company having a market value of $150,000.
In January 2026, through consultation with Meridian, the Compensation Committee recommended to the Board, and the Board approved, a requirement for directors to beneficially own shares of Common Stock of the Company having a market value of five times the annual board cash retainer (“Qualifying Shares”). This requirement became effective on January 27, 2026.
The Board may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of Common Stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements. As of the date of this proxy statement, all directors met or will meet the Qualifying Shares requirement.
ANTI-HEDGING AND PLEDGING RESTRICTION POLICY
The Company has adopted a policy that, among other things, prohibits any director or officer from engaging in any hedging transactions (which includes short sale transactions, purchases of the Company’s Common Stock on margin, and buying or selling any puts, calls or other derivative transactions that have the effect of reducing the economic exposure to the shares of Common Stock). In addition, directors and officers are prohibited from pledging shares of the Company’s Common Stock as collateral for a loan, although exceptions to this pledging limitation may be granted for good cause.

34	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR INDEPENDENCE
The Board has determined that the following directors, constituting ten of the Company’s eleven directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Denekas, Haynes, Merrill, Page, and Soderberg; and Mses. Hatfield, Longley, Maxwell, McCarthy, and Sawyer. The Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service (“IRS”), and applicable committee charters.
DIRECTOR COMPENSATION
The Company director compensation helps to attract and retain qualified candidates to serve on the Board. Any employee who also serves as a director, currently only our President and CEO, does not receive any compensation for their service as a director. The following table shows total compensation, and its components, earned by or awarded to each non-employee director for the year ended December 31, 2025, who served on the Company’s Board during 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Craig N. Denekas	72,492	35,013	107,505
Rebecca K. Hatfield	60,667	35,013	95,680
Larry K. Haynes	57,500	49,632	107,132
S. Catherine Longley	74,000	35,013	109,013
Raina L. Maxwell	48,542	46,715	95,257
Marie J. McCarthy	64,117	35,013	99,130
Robert D. Merrill	57,667	35,013	92,680
James H. Page, Ph.D.	79,492	35,013	114,505
Robin A. Sawyer	69,317	35,013	104,330
Carl J. Soderberg	66,992	35,013	102,005
Lawrence J. Sterrs(3)	135,942	35,013	170,955
1.Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2025 was as follows: 933 shares for Mr. Denekas, 1,192 shares for Ms. Hatfield, 1,387 shares for Mr. Haynes, 1,167 shares for Ms. Maxwell, 1,221 shares for Ms. McCarthy, 1,617 shares for Mr. Soderberg and 820 shares for Mr. Sterrs. The number of shares issued to each participating director for director fees in lieu of cash is calculated using the Company's closing share price on March 20, June 20, September 20 and December 20 (or the previous business day), subject to the Company's Insider Trading Policy.
The fees earned for Messrs. Haynes, Merrill, and Soderberg and Mses. Hatfield, Longley, and Maxwell include committee fees received from the Bank for committee membership. The fees earned for Mr. Sterrs also include fees received as Chair of the Bank.
The fees earned by Messrs. Denekas and Page and Ms. Hatfield include additional compensation received in connection with their services related to the identification and selection of the successor Board Chair for the Company and Bank.
2.The amounts shown reflect the aggregate grant date fair value of shares granted during 2025 without restriction, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. See Note 18 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying valuation of equity awards.
We maintain an Independent Directors’ Equity Compensation Program (“IDECP”), which is a sub-program under the 2022 Equity and Incentive Plan, as amended. Under the IDECP, each independent director of the Company and Bank receives an annual grant of Company stock with a grant date fair value of approximately $35,000, determined based on the closing share price of a share of Company stock on the grant date with vesting terms set by the Compensation Committee annually. Each Company and Bank director, received 890 shares of Company stock on May 30, 2025 (the prior trading day to the annual June 1 grant date), based on the Company’s same day 2025 closing price of $39.34 per share.

Camden National Corporation 2026 Proxy Statement	35

Board of Director and Corporate Governance Information
In accordance with the terms of the IDECP, Mr. Haynes was appointed to the Company's Board effective January 2, 2025 and received a prorated award of 346 shares based on the January 2, 2025 closing stock price of $42.25.
In accordance with the terms of the IDECP, Ms. Maxwell was appointed to the Company's Board effective February 25, 2025 and received a prorated award of 269 shares based on the February 25, 2025 closing stock price of $43.50.
Shares granted to our independent directors in 2025 were fully vested on the grant date and not subject to any restrictions. As of December 31, 2025, none of our independent directors held any unvested stock or unexercised options.
3.Mr. Sterrs retired from both the Company’s and the Bank’s Boards effective December 31, 2025.
DIRECTOR COMPENSATION PROGRAM
The Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant to the Compensation Committee, to research and analyze independent director compensation on an annual basis. In 2024, the Compensation Committee, with advice from Meridian, completed its annual market review of independent director compensation, which included consideration of current director pay practices and philosophies. The Compensation Committee recommended to the Board in January 2025, and the Board approved, the following changes to the Company’s director compensation program, effective January 1, 2025: (1) eliminate Board and committee fees; (2) in lieu of Board meeting fees, increase the Board member annual retainer from $20,000 to $45,000; (3) in lieu of committee meeting fees, establish an annual retainer for each committee as follows: (i) $10,000 for the Audit Committee, (ii) $6,000 for the Compensation Committee, (iii) $6,000 for the Corporate Governance and Risk Committee, (iv) $2,500 for each of the Capital Planning, Technology, Investment/Asset-Liability, Credit, and Trust Committees, and (4) increase the committee chair annual retainer for each committee as follows: (i) increase the Audit Committee from $10,000 to $20,000, (ii) increase the Compensation Committee from $7,500 to $12,500, (iii) increase the Corporate Governance and Risk Committee from $7,500 to $12,500, (iv) establish an annual retainer of $5,000 for the chairs of the Capital Planning, Technology, Investment/Asset-Liability, Credit, and Trust Committees. As part of annual market review, the Compensation Committee also assessed its annual equity grant and related practices to the Company and the Bank independent directors, and no change to the amount or practice was recommended at this time as both were in line with current market practices. The table below outlines the schedule of fees to be paid to Company and Bank directors for their services during 2025:

	Annual Retainer		Annual Equity Grant ($)

2025 Director Compensation Components	Chair ($)	Member ($)

Camden National Corporation Board of Directors	60,000(1)	45,000	35,000
Audit Committee	20,000	10,000	—
Compensation Committee	12,500	6,000	—
Corporate Governance and Risk Committee	12,500	6,000	—
Board Chair Succession Committee(2)	10,000	5,000	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	5,000	2,500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $35,000 and $25,000, respectively.
2.The Board formed the Board Chair Succession Committee in 2025 to establish the process to identify a successor Company and Bank Board Chair. Mr. Sterrs retired as Board Chair of the Company and Bank on December 31, 2025, and Ms. McCarthy was appointed as the successor Company and Bank Board Chair, effective January 1, 2026. The Board Chair Succession Committee met twice during 2025. The Board Chair Succession Committee was no longer active as of December 31, 2025.
In 2025, the Compensation Committee, with advice from Meridian, completed its annual market review of independent director compensation, which included consideration of current director pay practices and philosophies. The Compensation Committee recommended to the Board in January 2026, and the Board approved, the following changes to the Company’s director compensation program, effective January 1, 2026: (1) increase the annual equity award from $35,000 to $45,000; and (2) change the stock ownership guidelines from a fixed-dollar amount of $150,000 to five times the director annual cash retainer (or $225,000 for 2026).

36	Camden National Corporation 2026 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR DEFERRED COMPENSATION PLAN
The Company maintains the Camden National Corporation Deferred Compensation Plan under which each non-employee director of the Company and the Bank may annually elect to defer all or a portion of the director’s annual retainer and/or chair and meeting fees, subject to the “Director Stock Ownership Guidelines” outlined on page 34. Under the Deferred Compensation Plan, a participating director may elect from various payment alternatives, although full payout must be made no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding notional investments in certain investment funds (similar to those offered in the Company’s 401(k) Plan) that are selected by the participating director. The Camden National Corporation Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.
RELATED PARTY TRANSACTIONS
The Board has a written Related Party Transactions Policy and uses a centralized process under the EVP, CRO’s responsibility to review, monitor and report transactions with related parties. The Related Party Transactions Policy sets forth our policies and procedures for reviewing and approving any transaction with related persons (which includes directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any immediate family member or affiliated entity of the foregoing). Our policies and procedures cover, among others, any transaction in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) our Company is a participant, and (3) a related person has or will have a direct or indirect material interest (each, a “Related Party Transaction”). Under these policies and procedures, all proposed Related Party Transactions must be submitted by the EVP, CRO or the Business Ethics Officer, whom has been designated by the Board as the Senior Vice President, General Counsel, to the Corporate Governance and Risk Committee or its Chair for approval. Any Related Party Transaction approved by the Chair of the Corporate Governance and Risk Committee must be reported at the next meeting of the Corporate Governance and Risk Committee or the Board. The Corporate Governance and Risk Committee will approve only those Related Party Transactions that it determines are in good faith and consistent with the best interests of the Company and its shareholders. If a Related Party Transaction was entered into without being submitted for prior approval, the Corporate Governance and Risk Committee would take appropriate action, which may include, but is not limited to, rescinding the Related Party Transaction.
During 2025, there were no Related Party Transactions, other than the financial transactions described below. There were no Related Party Transactions entered into in 2025 for which our policies and procedures were not followed, or that were not required to be reviewed, approved or ratified under our policies and procedures.
The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2025, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $538,500. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.
All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, SOX permits banks and bank holding companies to extend credit to their directors and officers, provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

Camden National Corporation 2026 Proxy Statement	37

Executive Officer Information
IDENTIFICATION OF NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis describes how we compensate our executives, including our 2025 named executive officers who are listed below:

Name	Position with Company or Bank
Simon R. Griffiths	President and Chief Executive Officer
Michael R. Archer	Executive Vice President, Chief Financial Officer
William H. Martel	Executive Vice President, Chief Technology Officer
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking
Ryan A. Smith	Executive Vice President, Chief Credit Officer
Please refer to the Company’s December 31, 2025 Report on Form 10-K, Part I, Item 1. "Business — Information about our Executive Officers" for additional information about the Company’s named executive officers.
All of the named executive officers hold office at the discretion of the Board. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

38	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
OVERVIEW
The Compensation Committee has responsibility for establishing, implementing and monitoring our compensation programs and pay practices consistent with our executive compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, competitive, performance-based and aligns with shareholders' interests. The Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, as well as the Compensation Committee’s determinations regarding executive compensation and the rationale for those determinations. The compensation tables for the named executive officers provide more detailed information beginning on page 60.
EXECUTIVE SUMMARY
The Company’s long-term strategy is anchored in three clear priorities: Running the Bank, Evolving the Bank, and Growing the Bank. Together, these priorities guide its actions, align investments, and position the Company to deliver sustainable performance and long-term shareholder value.
•Running the Bank focuses on maintaining a strong foundation and framework as we drive our change and growth initiatives. This includes maintaining and growing upon our corporate culture, driving towards top-quartile employee engagement, achieving strong customer net promoter scores, delivering on our commitment to our communities across our markets, and exceptional customer experiences through its One Bank approach; honoring its commitment to the communities served; and maintaining our balance sheet strength through our interest rate risk, liquidity, asset quality, and capital positions.
•Evolving the Bank focuses on developing our digital agenda and adopting digital technologies across our customers and employees to increase utilization, productivity and efficiency, and meet changing customer needs and expectations.
•Growing the Bank focuses on organic and inorganic growth opportunities for the Company across its markets. Organically, we believe there is great opportunity to scale our commercial franchise in our Southern Maine and New Hampshire growth markets through hiring new talent and developing internal talent. Inorganically, we continue to evaluate merger and acquisition opportunities that offer compelling strategic and financial value for the Company, as demonstrated by its acquisition of Northway Financial, Inc. (“Northway”) on January 2, 2025.
Key Strategic Highlights Aligned with Our Strategic Priorities:
•Completed Northway Acquisition and Integration — On January 2, 2025, we successfully completed the acquisition of Northway, after announcing the acquisition just less than four months earlier. Through careful planning and preparation, we executed a full integration of customers, information systems, branches and employees in mid-March 2025 — just over two months after acquisition date. Following the integration, we were able to quickly begin to realize cost synergies across the combined organization, and in doing so, the Company delivered record quarterly net income in both the third and fourth quarters of 2025.
•Improving Profitability — In 2025, total revenues (sum of net interest income and non-interest income) reached $255.8 million, an increase of 45% over 2024, while non-interest expense totaled $154.8 million, an increase of 38% over 2024. The resulting revenue growth outpaced expense growth and generated meaningful operating leverage and drove improvement across our profitability metrics, as reflected in the Financial Highlights table.

Camden National Corporation 2026 Proxy Statement	39

Compensation Discussion and Analysis
•Strong Asset Quality — Key credit quality metrics in both commercial and consumer portfolios remained resilient throughout 2025, headlined by non-performing assets of 0.10% of total assets and past due loans of 0.16% of total loans at December 31, 2025. Net charge-offs increased to 0.31% of average loans for 2025, compared to 0.03% for 2024, driven by two charge-offs considered isolated and not indicative of a systematic trend within the portfolio.
•Strong Capital Position — At December 31, 2025, all of the Company’s regulatory capital ratios were well in excess of regulatory capital requirements. The Company’s capital and loan reserve levels, along with its strong credit quality, position the Company for continued success.
•Top-Performing Bank — Camden National Bank was named to Forbes 2026 America’s Best Banks List. The Bank was one of 100 U.S. banks being recognized, based on eleven metrics measuring growth, credit quality, and profitability for the 12 months ending September 30, 2025, as well as stock performance in the 12 months through January 23, 2026.
•Leader in Serving Small Businesses — Camden National Bank was presented with the “Lender at Work for Maine” award from the Finance Authority of Maine (FAME). This marks the fifteenth time the Bank received this honor, recognizing outstanding commitment to supporting Maine businesses and its workforce. In 2025, the Bank partnered with FAME to provide 70 loans totaling over $12 million, which helped to create 109 Maine jobs and retain an additional 472 jobs.
•Advancing Technology — Made significant strategic investments to streamline work processes and improve efficiency and effectiveness in serving customers, while also protecting customers’ personal and financial information. In parallel, the Company continues to invest in digital capabilities that empower customers to bank when, where, and how they choose, enhancing convenience, engagement, and overall experience.
•Customer Experience Strength — Uses Net Promoter Score (“NPS”) to measure and improve customer experience across its retail franchise continuously. Its 2025 aggregate consumer NPS of 68 out of 100 across Maine remained consistent with the prior year and underscores strong customer advocacy relative to industry benchmarks.
•Strong Employee Engagement — Measures employee engagement annually through an independent, global third-party survey. In 2025, 92% of employees participated in the confidential survey, reflecting strong engagement across the organization. The Company’s overall engagement score ranked in the 73rd percentile relative to the third party’s global benchmark, underscoring the strength of our culture and employee commitment.
•Continued Commitment to its Communities — In 2025, Camden National Bank marked its 150th anniversary, reflecting a long-standing commitment to the communities it serves. Across Maine and New Hampshire markets, the Company continues to support local communities through responsible lending, deposit products designed to meet community needs, direct charitable contributions, and active employee volunteerism, reinforcing its role as a trusted financial partner and community steward.
Financial Results
For 2025, the Company reported net income of $65.2 million and diluted EPS of $3.84, an increase of 23% and 6%, respectively, compared to 2024. Adjusting for certain transactions during 2024 and 2025, we reported adjusted net income (non-GAAP) of $74.4 million1 and adjusted diluted EPS (non-GAAP) of $4.391 for 2025, an increase of 39% and 20%, respectively, over 2024. These non-core transactions included:
•Pre-tax merger-related costs for 2025 and 2024 of $9.3 million and $1.2 million, respectively, associated with the acquisition of Northway.
•As part of our efforts to optimize our presence across our markets throughout 2025, we sold two of our properties, neither of which was a branch, resulting in a pre-tax gain of $675,000.
•During 2023, we wrote off our investment in a Signature Bank corporate bond due to Signature Bank’s failure, which resulted in a pre-tax loss of $1.8 million, of which we later recovered 50% of the write-off in 2024.
1 This is a non-GAAP measure. Refer to Appendix A for further details, including a reconciliation of non-GAAP to GAAP financial information.

40	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
Through the Northway acquisition, we significantly increased our presence in New Hampshire with the addition of 17 branches and over 100 new employees. In mid-March 2025, we completed the full integration of the two banks and we began realizing the financial potential of the combined organization through execution of the various synergies, including, but not limited to, employees, technology, software and vendor contracts. The integration of operations, systems, and teams enabled us to more effectively leverage the strengths of both institutions, resulting in meaningful improvements in scale, operating efficiency, and revenue‑generating capacity. As our post‑merger performance began to reflect the benefits of a larger balance sheet, a broader customer base, and an expanded geographic footprint, we delivered net income of $65.2 million and diluted EPS of $3.84 in 2025, compared to $53.0 million and $3.62, respectively, in 2024. On a non-GAAP basis, we reported adjusted net income of $74.4 million and adjusted diluted EPS of $4.39, an increase of 39% and 20%, respectively, over 2024.
Throughout 2025, we executed several initiatives to improve our net interest margin. These actions, together with the Federal Reserve’s 75‑basis‑point reduction in the federal funds rate during the second half of the year, contributed to a meaningful increase in our net interest margin, increasing from 3.04% for the first quarter of 2025 to a reported 3.29% for the fourth quarter of 2025. Excluding the impact of purchase accounting accretion income, our non-GAAP, core net interest margin also increased significantly from a reported 2.68% for the first quarter of 2025 to 2.92% for the fourth quarter of 2025. The steady improvement in our net interest margin throughout 2025, resulted in a net interest margin of 3.17% for the year ended December 31, 2025, compared to 2.46% for the year ended December 31, 2024.
With completion of the Northway acquisition and successful execution of our cost take-out strategies, and an improving net interest margin throughout 2025, the Company’s profitability metrics saw significant improvement year-over-year and is well positioned for 2026, highlighted by the strength of its reported fourth quarter financial metrics, which included a return on average assets of 1.28%, a return on average equity of 13.01%, and a non-GAAP return on average tangible equity of 19.06%.

Financial Highlights ($ in thousands, except per share data)	2025	2024	Change

Earnings and Profitability
Net income	$65,160	$53,004	23%
Diluted earnings per share (“EPS”)	$3.84	$3.62	6%
Adjusted net income (non-GAAP)(1)	$74,439	$53,432	39%
Adjusted diluted EPS (non-GAAP)(1)	$4.39	$3.65	20%
Return on average assets	0.94%	0.92%	0.02%
Adjusted return on average assets (non-GAAP)(1)	1.07%	0.92%	0.15%
Return on average equity	9.96%	10.36%	(0.40)%
Adjusted return on average equity (non-GAAP)(1)	11.38%	10.45%	0.93%
Adjusted return on average tangible equity (non-GAAP)(1)	17.27%	12.94%	4.33%
Efficiency ratio (non-GAAP)(1)	54.46%	62.05%	(7.59)%
Balance Sheet
Total Assets	$6,974,584	$5,805,138	20%
Loans	$4,965,138	$4,115,259	21%
Deposits	$5,537,781	$4,633,167	16%
Credit Quality and Capital
Non-performing assets to total assets	0.10%	0.08%	0.02%
Total risk-based capital ratio	13.95%	15.11%	(1.16)%
Tangible common equity ratio (non-GAAP)(1)	7.41%	7.64%	(0.23)%
1.This is a non-GAAP measure. Refer to Appendix A for further details, including a reconciliation of non-GAAP to GAAP financial information.

Camden National Corporation 2026 Proxy Statement	41

Compensation Discussion and Analysis
COMPENSATION BEST PRACTICES AND SOUND GOVERNANCE
Our compensation programs incorporate and reflect best practices, including the following:

What We Do
Provide long-term incentives, 50% of which are performance-based and only vest upon achievement of predefined performance goals
Retain an independent compensation consultant to provide advice on compensation-related matters
Review benchmarking analyses comparing our executive compensation practices to peer companies so that our executive compensation remains consistent with market practices
Impose caps on short-term and long-term incentive compensation payments
Perform an annual incentive compensation risk assessment for all active executive and employee incentive compensation plans
Maintain stock ownership guidelines for the CEO and the Company's other named executive officers
Deliver a significant portion of executive pay in the form of performance-based compensation to align pay and performance
Provide for double trigger vesting in the Company's change-in-control agreements
Maintain a clawback policy in compliance with SEC and NASDAQ listing standards

What We Don’t Do
Provide excise tax gross-up on change-in-control payments
Allow current payment of dividends on unearned performance shares
Allow executive officers to engage in hedging and pledging transactions
Include individual employment contracts that provide severance entitlements in addition to the Change in Control agreements

42	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company’s compensation philosophy seeks to attract and retain highly qualified executive officers by providing a mix of base salary, incentives and benefits that appropriately motivate while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk-related behaviors and helping to ensure our executive officers have a comprehensive understanding of their total compensation package.
The compensation programs for the Company’s executive officers have been designed to:
•Provide competitive base salaries, and short- and long-term incentives that align the interests of the executive officers with the Company’s short- and long-term financial goals;
•Drive performance and motivate executive officers toward the goal of enhancing long-term shareholder value;
•Balance cash and equity compensation with a focus on prudent risk management;
•Attract and retain highly qualified executive officers needed to achieve strategic goals, and maintain a stable executive management group; and
•Allow flexibility in responding to business needs and the constraints and dynamic conditions in the markets in which we do business, as well as to changing laws and accounting standards.
Decisions regarding executive compensation are evaluated in light of the Company’s performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Compensation Committee considers each element of compensation in the context of the entire compensation package. The Compensation Committee seeks to ensure that rewards for executive officers, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.
The Compensation Committee generally targets executive pay at the market median with actual compensation scaling higher or lower to reflect Company and individual performance. From time to time, the Compensation Committee may target pay above or below market median for an executive, depending on a variety of factors including the executive’s role, responsibilities, experience, and performance, among others.

Camden National Corporation 2026 Proxy Statement	43

Compensation Discussion and Analysis
EMPHASIS ON “AT RISK”/PERFORMANCE-BASED PAY
For 2025, 57% of our CEO’s target total compensation and 42% of our named executive officers' target total compensation (i.e., base salary, target annual short-term incentives (“STI”) and target long-term incentives (“LTI”)) was “at risk” and directly contingent on the Company’s performance. In addition, our performance shares, which represent 50% of each executive’s target LTI, are based on three-year performance goals. This pay mix is consistent with the average compensation mix of our peer group. Actual annual STI and LTI awards are subject to the achievement of pre-established performance goals, and these awards are designed to link directly to shareholder value. The following charts illustrate the 2025 target pay mix for our CEO and the average of our other named executive officers.
ROLE OF SHAREHOLDERS, COMPENSATION COMMITTEE, EXECUTIVES AND SENIOR MANAGEMENT, AND CONSULTANTS AND ADVISERS
Shareholders
The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (“Say-on-Pay”). The Company has a high approval rating from its shareholders for its compensation philosophy and practices, including 98%, 96% and 99% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal at the 2025, 2024 and 2023 annual meeting of shareholders, respectively. As we evaluated our compensation practices and decisions for 2025, we were mindful of the strong support that our shareholders have expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. The Compensation Committee will continue to consider shareholder feedback in the future.
Compensation Committee
The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive officer compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s executive officers.
The Compensation Committee assists in fulfilling the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Compensation Committee makes compensation decisions for the Company’s named executive officers, including establishing frameworks for how executives will be compensated, and approves equity awards for executive officers and the delegation to the CEO of an equity award pool that may be used for non-executive officer awards within pre-established parameters.

44	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
Executives and Senior Management
The Company’s management provides information and input as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. For example, the Compensation Committee receives recommendations from the CEO with respect to executive officer pay adjustments, other than with respect to the CEO’s own compensation. The Compensation Committee may request members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated.
Although management may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee regularly meets in executive session without management present.
Incentive Risk Review
The Company's management, with the support of the Compensation Committee, has implemented a Management Incentive Oversight Committee to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans. Annually, the incentive plans are evaluated by the Management Incentive Oversight Committee to assess risk management processes and risk mitigation practices. As such, internal control structures are in place, and we believe continue to be appropriate, to maintain the Company’s risk profile within acceptable limits and to help ensure that employees are not incentivized to take excessive risk positions. Based upon the review of the various program design features that drive compensation, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that help ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans are not reasonably likely to lead to excessive risk taking pursuant to industry standards.
Consultants and Advisers
The Compensation Committee uses the services of various consultants and advisers when it deems necessary and appropriate. The Compensation Committee engages independent compensation consultants to provide guidance in several critical areas, such as benchmarking and best practice analysis, understanding shareholder perspectives, assessing director and executive compensation, supporting regulatory reporting, providing peer group analysis, reviewing policies and procedures, providing education, briefing on trends and changes, and explaining the impact of regulation on compensation and incentive practices.
For 2025, the Compensation Committee retained Meridian to provide independent advice and counsel related to CEO, executive and director compensation, including peer and market compensation benchmarking.
The Compensation Committee considered the independence of Meridian in light of SEC and NASDAQ rules for compensation committees and compensation consultants and concluded that the work performed by Meridian did not raise any conflict of interest.

Camden National Corporation 2026 Proxy Statement	45

Compensation Discussion and Analysis
COMPENSATION COMMITTEE ACTIVITY AND KEY INITIATIVES FOR 2025 EXECUTIVE COMPENSATION
The Compensation Committee evaluates existing compensation program components on a periodic basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives.
The Compensation Committee took the following actions relating to the compensation program for the Company’s executive officers, including the named executive officers, during 2025:
•Assessment of Proxy Peer Group — Engaged Meridian to perform a proxy peer group assessment for purposes of analyzing and measuring executive compensation for the Company's executive officers. Please refer to “Benchmarking Compensation” on page 47 for further details.
•Base Salary — Approved the 2025 base salary increase recommendations provided by the CEO for each of the Company’s executive officers. Please refer to “Base Salary” on page 49 for further details.
•Executive Annual Incentive Program (“EAIP”) and Bonuses — (1) Approved 2025 EAIP participants and design, including performance metrics, goals, payout targets, and the actual payouts for the 2025 EAIP program year and (2) increased each named executive officer’s payout target by 5% of base salary in light of freezing the Defined Contribution Retirement Program in March 2025, as described below. Please refer to “Executive Annual Incentive Program” on page 49.
•Management Stock Purchase Program (“MSPP”) — Approved the 2025 MSPP discount of 25% and the 2025 MSPP stock awards for the named executive officers. Please refer to “Management Stock Purchase Program (“MSPP”)” on page 53 for further details.
•Long-Term Incentive Program (“LTIP”) — (1) Approved the 2022 – 2024 LTIP performance level and payout for each participant, (2) approved the 2025 – 2027 LTIP participants and its design, including establishment of goals and key metrics, and (3) increased the long-term incentive for our named executive officers by 20% of base salary for the CEO and by 10% of base salary for the other named executive officers in lights of freezing the Defined Contribution Retirement Program in March 2025, as described below. Please refer to “Long-Term Incentive Program” beginning on page 54 for further details on the program and grants.
•Camden National Corporation Deferred Compensation Plan (“DCP”) — Approved a supplemental contribution by the Company to active participants in the plan. Please refer to “2025 Nonqualified Deferred Compensation Table (DCP)” on page 68 for further details.
•Defined Contribution Retirement Program (“DCRP”) — Froze future grants of “deferred stock units” under the DCRP following the March 2025 grant (for the 2024 plan year), after careful review and advice from Meridian, which included consideration of peer benchmarking. To replace the compensation otherwise paid pursuant to the DCRP, the Compensation Committee determined that it would be in the best interest of the Company to provide a corresponding increase in the CEO’s and other named executive officers’ target compensation under the Company EAIP and LTIP, as described above. Please refer to “2025 Nonqualified Deferred Compensation Table (DCRP)” on page 73 for further details on the DCRP.
•Executive Stock Ownership Requirements — The Compensation Committee reviewed the current stock ownership requirements as well as the status of named executive officers meeting those requirements. Please refer to “Executive Stock and Clawback Policies” on page 60 for further details.

46	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
BENCHMARKING COMPENSATION
The Compensation Committee believes that considering appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. On an annual basis, the Compensation Committee engages its independent compensation consultant to conduct market competitive reviews, which include an assessment of compensation compared to market (e.g., industry-specific surveys and proxy peer group, where applicable), including an assessment of base salary, annual and long-term incentive targets and target total direct compensation. The Compensation Committee uses this information to determine appropriate salary and target incentive levels for executive officers. The Compensation Committee reviews the peer group periodically throughout the year and may make adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.
2025 Peer Benchmarking Group — Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2025 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks headquartered in New England, New York, New Jersey and Pennsylvania; and (2) Total Asset Size Criteria: banks with median asset size similar to the Company at the time of the assessment (including consideration of the acquisition of Northway that closed on January 2, 2025). As of December 31, 2025, the Company was positioned within the peer group at the median for total assets.
Peer Group Used for 2025 Pay Opportunities

Bar Harbor Bankshares (BHB)	Financial Institutions, Inc. (FISI)	Peoples Financial Services Corp. (PFIS)
Berkshire Hills Bancorp, Inc. (BHLB)	First Commonwealth Financial Corporation (FCF)	S&T Bancorp, Inc. (STBA)
Brookline Bancorp, Inc. (BRKL)	Mid Penn Bancorp, Inc. (MPB)	Tompkins Financial Corporation (TMP)
CNB Financial Corporation (CCNE)	NBT Bancorp Inc. (NBTB)	Univest Financial Corporation (UVSP)
ConnectOne Bancorp, Inc. (CNOB)	Northfield Bancorp, Inc. (NFBK)	Washington Trust Bancorp, Inc. (WASH)
Enterprise Bancorp, Inc. (EBTC)	Peapack-Gladstone Financial Corporation (PGC)
In October 2025, the Compensation Committee approved minor changes to the Company’s peer group. Enterprise Bancorp (EBTC) was removed following its acquisition by Independent Bank Corp. The Compensation Committee added Arrow Financial Corporation (AROW) as a replacement peer company, as it aligns with the Company’s established peer group selection criteria. The revised peer group will be used in evaluation of the Company’s executive compensation and practices for calendar year 2026.

Camden National Corporation 2026 Proxy Statement	47

Compensation Discussion and Analysis
2025 COMPENSATION PROGRAM COMPONENTS
In 2025, the compensation for the Company's executives, including the named executive officers, was comprised of the following elements:

Element	Description	Primary Objectives

Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	•Fixed level of compensation appropriate for the named executive officer's role •Recruit and retain executives

Executive Annual Incentive Program (“EAIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	•Encourage and reward individual and Company performance relative to current plans and objectives

Long-Term Incentive Program (“LTIP”)
Annual equity grants are allocated 50% as performance shares and 50% as service-based restricted stock. The performance shares are granted with the opportunity to earn from 0% to 200% of the target award contingent on the Company’s achievement of pre-defined performance goals over a three-year performance period. The service-based restricted shares are intended to encourage retention and vest one-third per year over three years.
•Promote achievement of long-term financial and strategic objectives •Align the interests of executives with shareholders •Provide retention

Management Stock Purchase Program (“MSPP”)
Executives and officers at the level of vice president and above may elect to receive restricted shares in lieu of up to 20% of the annual cash incentive at a discount. Executives are required to participate at the 20% level until the executive’s stock ownership requirements are satisfied. Restricted shares granted under the MSPP cliff-vest after two years.
•Promote executive stock ownership •Align the interests of executives with shareholders •Provide retention

Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, and other benefits.	•Provide retention •Maintain market competitiveness •Support financial security

48	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
BASE SALARY
Base salary is an essential foundational component of our total compensation program that allows us to recruit and retain talented executives. Base salaries are set at a level that is competitive and appropriate for our market. Annual adjustments to base salaries are based on an executive’s expected performance against specific job criteria for the current period and are viewed in the context of “total compensation.” We meet these objectives by offering competitive base salaries with periodic review and adjustments based on the benchmarking practices described above in "Benchmarking Compensation" on page 47, as well as an executive’s performance and responsibilities. The Compensation Committee may also consider the Company’s overall financial performance in determining any increases.
The CEO’s base salary is reviewed and determined annually by the Compensation Committee in light of individual performance against written goals and objectives, and comparison to the base salaries of other CEOs for the Company's proxy peers.
All other named executive officers’ base salaries are reviewed annually. Recommendations as to base salary are made by the CEO and are subject to the Compensation Committee’s approval. In determining the salaries for the other named executive officers, the following is considered: (1) each executive officer’s performance against written goals and objectives; (2) areas of responsibility, including any changes in oversight; (3) experience level of the executive; and (4) a comparison of each executive officer’s base salary to the market median of the Company’s peer group.
The table below provides the base salary as of December 31, 2024 and 2025, and the adjustments between periods, for our named executive officers:

Name	2025 Position	Base Salary 12/31/24 ($)	Base Salary 12/31/25 ($)	2025 Base Salary Increase

Simon R. Griffiths	President & CEO	825,000	825,000	0.00%(1)
Michael R. Archer	EVP, CFO	390,000	420,000	7.7%(2)
William H. Martel	EVP, Chief Technology Officer	345,000	360,000	4.4%(2)
Patricia A. Rose	EVP, Retail & Mortgage Banking	340,000	360,000	5.9%(2)
Ryan A. Smith	EVP, Chief Credit Officer	350,000	360,000	2.9%(2)
1.Mr. Griffiths base salary was unchanged in 2025 given the comparison to the market median of the Company’s Peer Group Used for 2025 Pay Opportunities as described in “Benchmarking Compensation” on page 54.
2.The 2025 base salary increases for Messrs. Archer, Martel, Smith and Ms. Rose reflected their individual performance and contributions during 2024, effective February 23, 2025, as well as their level of base salary compared to the market median of the Company's Peer Group Used for 2025 Pay Opportunities as described in “Benchmarking Compensation” on page 54.
EXECUTIVE ANNUAL INCENTIVE PROGRAM (“EAIP”)
Overview
The EAIP is intended to motivate executives, including the named executive officers, to achieve or exceed the annual fiscal targets set in the Company’s strategic and operating plans and individual performance goals.
For each EAIP program year, the Compensation Committee reviews and approves the following: (1) the participants, (2) the financial and/or nonfinancial metrics to align with the Company’s strategic and financial goals, and (3) the allocation funded incentive payout based on (i) the Company’s performance to predefined financial and nonfinancial metrics (“Company Performance Factor”) and (ii) the participant’s individual performance (“Individual Performance Factor”). The Company’s CEO recommends each participant’s level of achievement for the Individual Performance Factor, other than his own. Consistent with its charter, the Compensation Committee makes compensation recommendations to the Board with respect to the CEO, who is not present during discussions. The Board may accept or adjust such recommendations for the CEO. The Compensation Committee assesses and approves all other named executive officer payouts under the EAIP.

Camden National Corporation 2026 Proxy Statement	49

Compensation Discussion and Analysis
Under the terms of the EAIP, the “threshold” payout level is 50% of each participant’s target opportunity, while the “stretch” payout level is 150% of each participant’s target opportunity. The maximum EAIP payout for each participant is capped at 150% of each participant’s target opportunity.
2025 EAIP
Selected members of management approved by the Compensation Committee, including each of the Company’s named executive officers, participated in the EAIP for the 2025 program year.
Each executive, including the named executive officers, has a target incentive opportunity defined as a percentage of eligible earnings, which includes wages paid to the executive during the EAIP program year, excluding any other previously paid performance-based compensation. Target incentive opportunities are established by the Compensation Committee based on the participant’s role, competitive market data and impact on overall Company results. The target incentive opportunities and performance-based payout ranges are reviewed annually by the Compensation Committee and may be adjusted to reflect market practice or changes in the named executive officer's role. The following table represents the 2025 target annual incentive opportunity and associated payouts for various levels of performance for the named executive officers:

	2025 EAIP Opportunity
	Incentive Opportunity as % of Eligible Earnings(1)(2)
Participants	Threshold Level	Target Level	Stretch Level
Simon R. Griffiths, President & CEO	27.5%	55.0%	82.5%
All Other Named Executive Officers	17.5%	35.0%	52.5%
1.Eligible earnings includes wages paid to the participant during the EAIP program year, excluding any other previously-paid performance-based compensation.
2.Performance between payout levels above threshold is calculated using a straight-line interpolation methodology.
The Company utilizes a “scorecard” approach, whereby a portion of each participant’s funded incentive payout is based on the Company Performance Factor and a portion is based on the Individual Performance Factor. The Compensation Committee approves the relative weighting between the Company Performance Factor and the Individual Performance Factor each year. For the 2025 EAIP program year, the Compensation Committee approved a 75% weight for the Company Performance Factor and a 25% weight for the Individual Performance factor as outlined in the table below:

2025 EAIP Payout (% of Participant Funded Incentive Payout)
Company Performance Factor	Individual Performance Factor
75%	25%
The portion of payout for the Company Performance Factor can range from 0% for below threshold performance, 50% for threshold achievement, 100% for target achievement, and 150% for stretch performance achievement. Performance between payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology. The portion of payout for the Individual Performance Factor can range from 0% to 150% based on a participant’s individual performance for the year, as determined through the Company’s annual performance evaluation process.
The Company’s performance, as well as a participant's performance against individual goals, are discussed regularly between each non-CEO executive and the CEO, and between the CEO and the Board. Communication at these regular intervals helps ensure that each participant is aware of the Company’s financial performance and the participant’s own individual performance and is motivated to meet or exceed established goals.

50	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
Company Performance Factor
For the 2025 EAIP program year, the financial and non-financial metrics approved by the Compensation Committee to make up the Company Performance Factor were as follows: (1) adjusted pre-tax, pre-provision earnings adjusted for net charge-offs (“Adjusted PPNR + NCO”), as compared to budget; (2) Adjusted return on average assets (“Adjusted ROAA”), as compared to budget; and (3) consumer net promoter score (“Consumer NPS”) as compared to internally established metrics.
Taking into account the impact of the acquisition of Northway on January 2, 2025, the Compensation Committee determined the measurement of the Company Performance Factor for the 2025 EAIP program year would be as follows:
•Financial Metrics: Adjusted PPNR + NCO and Adjusted ROAA
•25% Weight: Camden National Corporation’s actual financial results for the period January 1, 2025 to March 31, 2025, excluding merger-related costs and the estimated financial impact of the Northway acquisition for the first quarter of 2025, as compared to the budget approved by the Board in December 2024 prior to the acquisition of Northway
•75% Weight: Camden National Corporation’s actual financial results for the period April 1, 2025 to December 31, 2025, as a combined entity with Northway, excluding merger-related costs, as compared to the budget approved by the Board in June 2025
•Non-Financial Metric: Consumer NPS
•100% Weight: Measure Consumer NPS for legacy Camden National Corporation customers (prior to the acquisition of Northway), as compared to internally established metrics
The factors that the Compensation Committee considered in reaching its determination to measure the EAIP for the 2025 program year as outlined above included:
•In December 2024, the Board reviewed and approved the 2025 annual budget for the Company, prior to its acquisition and consolidation of Northway
•The acquisition of Northway closed on January 2, 2025, however, integration of the two organizations, including its systems and records, did not occur until mid-March 2025
•In June 2025, the Board reviewed and approved a revised 2025 annual budget for the Company that included consolidation of Northway and the expected synergies of the acquisition. The revised budget included actual financial results for the combined organizations through the three months ended March 31, 2025 and budgeted financial performance for the period April 1, 2025 to December 31, 2025.

Camden National Corporation 2026 Proxy Statement	51

Compensation Discussion and Analysis
Refer to the table below for details of the calculation of the actual Company Performance Factor for the 2025 EAIP program year:

Company Performance Factor (weighted at 75%)

Financial Metrics: January 1, 2025 to March 31, 2025 (weighted at 25%)
Financial Metric(1)	Weight	Threshold	Target (Budget)	Stretch	Actual 3/31/25	Weighted Payout Level(2)

Adjusted PPNR + NCO	12.5%	$13,085	$15,395	$17,704	$16,144	14.5%
Adjusted ROAA	7.5%	0.76%	0.89%	1.02%	0.82%	5.6%

Financial Metrics: April 1, 2025 to December 31, 2025 (weighted at 75%)
Financial Metric(1)	Weight	Threshold	Target (Budget)	Stretch	Actual 12/31/25	Weighted Payout Level(2)
Adjusted PPNR + NCO	37.5%	$59,044	$66,463	$79,882	$71,819	41.7
Adjusted ROAA	22.5%	0.78%	0.92%	1.06%	1.12%	33.8%
Nonfinancial Metric: January 1, 2025 to December 31, 2025 (weighted at 100%)
Nonfinancial Metric	Weight	Threshold	Target	Stretch	Actual 12/31/25	Weighted Payout Level

Consumer NPS	20%	60.0	65.0	70.0	67.6	25.2%
Total Weighted Company Performance Factor						120.8%
1.Refer to Appendix A on page A-1 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.
2.Performance payout is calculated using a straight-line interpolation methodology.
Individual Performance Factor
The individual performance for each executive, including the named executive officers, is measured against: (1) execution on strategic priorities, (2) strategic planning and leadership, (3) financial management, and (4) business line execution and leadership.
For the CEO, the Compensation Committee reviews the results of an individual performance assessment from each director of the Board regarding the CEO’s performance against each of the same performance categories above, as well as an overall qualitative performance assessment, which may cover areas outside of the categories.
In assessing the Individual Performance Factor for each executive for the 2025 EAIP program year, the Compensation Committee considered the successes and achievements of the Company as highlighted in the “Executive Summary” beginning on page 39, including the work and efforts by the CEO and each named executive officer associated with the Company’s acquisition and integration of Northway.

52	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
2025 Payouts
The Compensation Committee considers the CEO’s recommendation for the actual payout under the EAIP for the program year for each executive, excluding himself. This recommendation includes the Company Performance Factor as measured against predefined targets and goals set by the Compensation Committee (as described above) and the individual performance of each executive.
The following table represents the 2025 target incentive opportunity and actual payout for each of the named executive officers for the 2025 EAIP program year based on the Company Performance Factor and the Individual Performance Factor for each named executive officer:

		Incentive Opportunity		2025 Incentive Award

Name	2025 Position	2025 Target % as a % of Base Salary(1)	2025 Incentive Opportunity at Target(2) ($)	Actual Payout as a % of Target(3)	EAIP Payout(4) ($)

Simon R. Griffiths	President & CEO	55%	471,202	128.1%	603,610
Michael R. Archer	EVP, CFO	35%	150,635	124.3%	187,314
William H. Martel	EVP, Chief Technology Officer	35%	129,837	128.1%	166,321
Patricia A. Rose	EVP, Retail & Mortgage Banking	35%	129,500	124.4%	161,033
Ryan A. Smith	EVP, Chief Credit Officer	35%	130,173	121.9%	158,616
1.Incentive opportunities for 2025 could range from 0% to 150% of target depending on Company and individual performance.
2.Represents the incentive payout for each participant based on achievement of Company and Individual Performance Factors at target.
3.Represents the actual incentive payout, expressed as a percentage of target, based on actual Company and Individual Performance Factors.
4.The EAIP payout is calculated using the “2025 incentive opportunity at target” and the “actual payout as a % of target."
MANAGEMENT STOCK PURCHASE PROGRAM (“MSPP”)
The MSPP is an equity incentive compensation plan that is designed to provide an opportunity for participants to receive restricted shares of our common stock in lieu of a portion of their annual cash incentive payments and to align employee and shareholder interests. The MSPP is available to employees at the level of vice president and above. Participants may elect to participate in the MSPP on a voluntary basis at either 10% or 20% of their annual cash bonus. However, under the Company's executive stock ownership guidelines, all executives, including the named executive officers, are required to participate in the MSPP at the level of 20% of their annual cash bonus until the executive's individual stock ownership guideline requirements have been met, at which point participation becomes voluntary.
Under the MSPP, restricted shares are granted at a discount to the fair market value of the stock on the grant date as determined by the Compensation Committee, and the restricted shares cliff-vest two years after the grant date, subject to the participant's continued employment at the Company for such period. If a participant terminates employment prior to the vesting date, the participant forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in the Company's stock and serves as a retention and recruitment tool.

Camden National Corporation 2026 Proxy Statement	53

Compensation Discussion and Analysis
For the 2026 MSPP stock award (issued on March 5, 2026), the discount to the fair market value of the stock on the grant date was 25%, as approved by the Compensation Committee. On March 5, 2026, the following named executive officers applied up to 20% of their 2025 EAIP to purchase shares under the MSPP at a price of $34.58 per share (a discount of $11.53 per share).

		2026 MSPP Stock Awards (for 2025 EAIP)
Name(1)	Position	Number of Shares	Vesting Period
Simon R. Griffiths	President & CEO	3,491	2 Years
Michael R. Archer	EVP, CFO	1,083	2 Years
William H. Martel	EVP, Chief Technology Officer	961	2 Years
1.Ms. Rose and Mr. Smith have met their stock ownership guidelines and did not elect to participate in the MSPP.
LONG-TERM INCENTIVE PROGRAM (“LTIP”)
Awards made under the LTIP are used to achieve multiple objectives in our compensation philosophy: (1) reward performance of predefined three-year performance goals; (2) align executive incentive compensation with increases in shareholder value; and (3) retain key employees using equity compensation with multi-year vesting schedules. As of December 31, 2025, there were three LTIPs with outstanding, unvested awards: (1) the 2023 — 2025 LTIP; (2) the 2024 — 2026 LTIP; and (3) the 2025 — 2027 LTIP.
2025 – 2027 LTIP Design and Awards
The 2025 — 2027 LTIP consists of a combination of service-based equity awards in the form of restricted stock awards (50%) and performance-based equity awards in the form of performance shares (50%). The 2024 — 2026 LTIP is designed to meet the Company’s objectives to reward executives for driving long-term performance, align executives with shareholder interests and bolster retention of high performing executives.
Each named executive officer has a predetermined target award level, which is reflected as a percentage of base salary at the beginning of the three-year period, based on competitive market data for each position.
Restricted stock awards vest one-third each year over a three-year vesting period.
Performance-based equity awards (i.e., performance share units) cliff-vest three years from the grant date, if: (1) the predefined performance measures are met at the end of each three-year performance period and (2) subject to the participant’s continued employment with the Company through the vesting date. The vested performance-based equity will be delivered in Company shares based on the performance level achieved. If a minimum level of performance is not achieved, the performance-based grants are forfeited. The Compensation Committee also retains discretion to make certain adjustments to equity awards granted under the 2022 Equity and Incentive Plan, including providing for objectively determinable adjustments, modifications or amendments to any performance criteria, as the Compensation Committee may deem appropriate.
Annually, the Compensation Committee approves the predefined performance measures, and such measures may change from time-to-time to best align with shareholder interest and priorities, as well as consideration of markets and evolution of compensation pay practices for the Company’s peer group. The Compensation Committee selected two financial metrics as the performance metrics for the performance shares granted in 2025 for the 2025 — 2027 LTIP awards: (1) relative core return on average assets (“Core ROAA”); and (2) relative core return on average equity (“Core ROAE”), each weighted equally. The Core ROAA and Core ROAE financial metrics will each be evaluated relative to a predefined industry index. The Compensation Committee determined that these two financial metrics aligned well with shareholder interests as they balance the generation of profitable growth with shareholders’ long-term interests. The use of “core” metrics enables the Company’s operating performance to be measured in comparison to its peers’ operating performance, excluding certain transactions and nonrecurring items that are not reflective of the Company or peer groups core businesses.
•Core ROAA: Defined by S&P Global as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average assets as reported in the Company’s audited financial statements. Core ROAA performance is measured by the percentile rank of three-year average

54	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
Core ROAA relative to an Industry Index (S&P Small Cap U.S. Bank Index, exchange-traded commercial banks with assets between $3.5 billion and $15 billion as of December 31, 2024). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.
•Core ROAE: Defined by S&P Global as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average equity as reported in the Company’s audited financial statements. Core ROAE performance is measured by the percentile rank of three-year average Core ROAE relative to an Industry Index (S&P Small Cap U.S. Bank Index, exchange-traded commercial banks with assets between $3.5 billion and $15 billion as of December 31, 2024). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.

Performance Measure	Threshold Level (25% of Target)	Target (100%)	Stretch (200% of Target)

Relative Core ROAA (Percentile Rank at or above)	25th	55th	85th
Relative Core ROAE (Percentile Rank at or above)	25th	55th	85th
The grants awarded in 2025 for the 2025 — 2027 LTIP are summarized in the following table and reported in our “Grants of Plan-Based Awards” on page 62.
2025 — 2027 LTIP Grant

Name	Position	Grant as % of Salary	Grant Date Total Value ($)	Service-Based Shares Value ($)(1)(2)	Performance-Based Shares Value ($)(3)

Simon R. Griffiths	President & CEO	80%	659,994	329,997	329,997
Michael R. Archer	EVP, CFO	35%	146,996	73,498	73,498
William H. Martel	EVP, Chief Technology Officer	35%	125,974	62,987	62,987
Patricia A. Rose	EVP, Retail & Mortgage Banking	35%	125,974	62,987	62,987
Ryan A. Smith	EVP, Chief Credit Officer	35%	125,974	62,987	62,987
1.The values reported reflect the aggregate grant date fair value of the stock award, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 18 of the Company’s consolidated financial statements for the year ended December 31, 2025.
2.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the April 29, 2025 (grant date) closing share price of $39.22.
3.The performance share units are tied to performance goals (discussed above), which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.
2023 – 2025 LTIP Performance Period Results
In April 2023, the Compensation Committee approved a grant of performance shares designed to reward performance over a three-year performance period (2023 — 2025), with the opportunity to earn from 0% to 200% of the target award. The Compensation Committee identified two financial performance metrics for measurement of performance for the 2023 — 2025 LTIP, and each was weighted equally: (1) Core ROAA and (2) Core ROAE, relative to the SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2022, weighted equally.

Camden National Corporation 2026 Proxy Statement	55

Compensation Discussion and Analysis
On March 27, 2026, the Compensation Committee approved a payout under the 2023 — 2025 LTIP equal to 83% of target based on the Company’s Core ROAA and Core ROAE performance during the three-year performance period ending on December 31, 2025, as determined by the Compensation Committee as shown in the table below. The performance shares are scheduled to vest on April 25, 2026, the third anniversary of the grant date, subject to continued employment of each named executive officer.

Performance Metrics	Weighting	Threshold Level	Target Level	Stretch Level	Actual End of Year 3	Actual Payout as a % of Target

Relative Core ROAA (Percentile Rank)	50%	40th	55th	85th	42nd	57%
Relative Core ROAE (Percentile Rank)	50%	40th	55th	85th	58th	110%
Performance Shares Approved for Payout Under the 2023 — 2025 LTIP for the Named Executive Officers — On March 27, 2026, the Compensation Committee approved the payout of performance shares under the 2023 — 2025 LTIP for the named executive officers as follows:

Name	Position	2023 — 2025 LTIP at 57% of Target: Relative Core ROAA(1)	2023 — 2025 LTIP at 110% of Target: Relative Core ROAE(2)	Total Performance Shares Issued at 83% of Target under 2023— 2025 LTIP(3)

Simon R. Griffiths(4)	President & CEO	1,566	3,044	4,610
Michael R. Archer	EVP, CFO	328	639	967
William H. Martel	EVP, Chief Technology Officer	362	702	1,064
Patricia A. Rose	EVP, Retail & Mortgage Banking	350	679	1,029
Ryan A. Smith	EVP, Chief Credit Officer	345	670	1,015
1.Represents the performance shares vested under the 2023 — 2025 LTIP for the relative core ROAA component at 57% of target as measured over the period January 1, 2023 – December 31, 2025, determined using the Company’s closing market price of $32.30 on April 25, 2023 (the grant date for the 2023 — 2025 LTIP).
2.Represents the performance shares vested under the 2023 – 2025 LTIP for the relative core ROAE component at 110% of target as measured over the period January 1, 2023 – December 31, 2025, determined using the Company's closing market price of $32.30 on April 25, 2023 (the grant date for the 2023 — 2025 LTIP).
3.Represents total performance shares vested and issued under the 2023 – 2025 LTIP at 83% of target, based on (1) a 50% weighting of relative core ROAA achieving 57% of target and (2) a 50% weighting of relative core ROAE achieving 110% of target.
4.Mr. Griffiths participated in the 2023 — 2025 LTIP for 26 of the 36-month performance period upon joining the Company on November 20, 2023.
RETIREMENT AND OTHER BENEFITS
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees with tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.
Camden National Corporation 401(k) Plan — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre and post-tax savings amounts to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested.

56	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
Camden National Corporation Deferred Compensation Plan (“DCP”) — We maintain a non-qualified deferred compensation plan under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The DCP allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The DCP is another cost-effective way to retain executives and promote long-term employment with the Company. In 2025, two named executive officers elected to defer amounts under the DCP. Refer to “2025 Nonqualified Deferred Compensation Table” on page 68 for further details.
Defined Contribution Retirement Program (“DCRP”) — The DCRP is an unfunded deferred compensation plan that was offered to the Company’s executive officers from 2008 through March 2025, when the Compensation Committee approved freezing the DCRP and amended the DCRP so that there will be no further annual DCRP grants after the March 17, 2025 grant (for the 2024 plan year). Deferred stock units granted under the DCRP will continue to vest, and distributions will occur in accordance with the provisions of the DCRP.
The Company’s named executive officers were participants in the DCRP, and received an annual grant, on or about March 15th, of an amount equal to 10% of each participant’s (1) eligible earnings for the prior year (pro-rated for months employed by the Company during the year) and (2) EAIP earned for the prior year were “credited” to an account administered by the Company in “deferred stock units” based on the price of Company stock on the day of the award. For each participant, vesting occurs ratably from the date of participation in the DCRP until the participant reaches age 65. Upon the participant's retirement or termination of employment, the vested portion of the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants with the option to receive, upon retirement or termination, a distribution of the vested portion of the participant’s account in (1) a lump sum stock distribution or (2) an annual stock distribution in installments over five, ten, or 15 years.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Company does not have any employment agreements with any of its named executive officers.
The Company has entered into change in control (“CIC”) agreements with its named executive officers.
Additional details regarding the CIC agreements can be found in the section titled “Change in Control (CIC) Agreements” on page 79, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 71.
EXECUTIVE STOCK AND CLAWBACK POLICIES
Executive Stock Ownership Guidelines — The Company has established stock ownership guidelines for its named executive officers, and stock must be owned outright to count toward meeting this requirement (i.e., neither unearned stock awards, including performance awards, nor unexercised stock options count towards meeting the Company’s stock ownership guidelines for its CEO and other named executive officers). Our CEO must own four times his applicable initial base salary in Company stock within ten years after appointment, and all other named executive officers must own the equivalent of their applicable initial base salary in Company stock within five years after appointment, and two times their applicable initial base salary within ten years after appointment.

Camden National Corporation 2026 Proxy Statement	57

Compensation Discussion and Analysis
The following table shows the CEO and other named executive officers' stock ownership relative to the executive stock ownership guidelines as of December 31, 2025:

Name	Guideline (Multiple of Salary)	Status

Simon R. Griffiths	•4 times November 2023 Base Salary	Initial Level Required by November 2033

Michael R. Archer	•1 times January 2022 Base Salary by January 2027 •2 times January 2022 Base Salary by January 2032	Initial Level Met

William H. Martel	•1 times March 2020 Base Salary by March 2025 •2 times March 2020 Base Salary by March 2030	Initial Level Met

Patricia A. Rose	•1 times September 2017 Base Salary by October 2022 •2 times Base Salary by September 2027	Stock Ownership Guidelines Met

Ryan A. Smith	•1 times September 2020 Base Salary by September 2025 •2 times September 2020 Base Salary by September 2030	Stock Ownership Guidelines Met

Timing of Equity Grants — The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Under the MSPP, the stock is granted as restricted stock in conjunction with the EAIP annual cash bonus payment in the first quarter of each calendar year. Performance-based equity grants under the LTIP are typically granted in the second quarter of each calendar year. Participants in the DCRP have an account administered by the Company that was “credited” with “deferred stock units” annually, on or about March 15, with 10% of each participant’s (1) eligible earnings for the prior year (prorated for months employed as an EVP of the Company) and (2) cash bonuses earned for the prior year.
In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.
Insider Trading Policies and Procedures — The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by our directors, officers and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the Company’s 2024 Annual Report on Form 10‑K.
Clawback Policy — The Company maintains an incentive compensation clawback policy in accordance with SEC and NASDAQ rules. Under the policy, the Compensation Committee shall recover from any current or former executive officer compensation awarded based on the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error, with limited exceptions.
Anti-Hedging and Pledging Restriction Policy — In accordance with the Company Anti-Hedging and Pledging Restriction Policy, directors and officers, including the named executive officers, are prohibited from engaging in any hedging transactions and are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan. Further information on the Company’s policy is discussed on page 34.

58	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Code with respect to performance-based compensation were satisfied. The Tax Cuts and Jobs Act generally amended Section 162(m) to eliminate the performance-based compensation exception. The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, but it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Compensation Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2025 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025. Respectfully submitted by the members of the Board Compensation Committee:
Robin A. Sawyer, Chair
Rebecca K. Hatfield
Marie J. McCarthy
James H. Page, Ph.D.

Camden National Corporation 2026 Proxy Statement	59

Compensation Discussion and Analysis
TABULAR DISCLOSURES REGARDING NAMED EXECUTIVE OFFICERS
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).
2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Simon R. Griffiths President & CEO	2025	856,731	—	700,245	603,610	—	157,934	2,318,520
	2024	825,000	50,000	528,130	497,475	—	22,560	1,923,165
	2023	63,462	500,000	699,994	—	—	233,644	1,497,100
Michael R. Archer EVP, CFO	2025	430,385	—	159,483	187,314	—	69,776	846,958
	2024	372,697	—	106,459	134,842	—	49,587	663,585
	2023	294,250	44,138	152,936	—	—	48,596	539,920
William H. Martel EVP, Chief Technology Officer	2025	370,962	—	137,054	166,321	—	67,799	742,136
	2024	342,117	—	94,481	123,778	—	54,944	615,320
	2023	326,184	48,928	168,244	—	—	56,450	599,806
Patricia A. Rose EVP, Retail & Mortgage Banking	2025	370,000	—	125,974	161,033	—	64,522	721,529
	2024	336,025	—	84,980	115,274	—	52,473	588,752
	2023	317,543	47,632	162,766	—	—	54,864	582,805
Ryan A. Smith EVP, Chief Credit Officer	2025	371,923	—	125,974	158,616	—	69,545	726,058
	2024	350,000	—	95,478	120,068	—	55,181	620,727
1.The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2025:

	Stock Awards
	LTIP
Name	Performance Shares ($)	Restricted Shares ($)	MSPP ($)	Total ($)

Simon R. Griffiths	329,997	329,997	40,251	700,245
Michael R. Archer	73,498	73,498	12,487	159,483
William H. Martel	62,987	62,987	11,080	137,054
Patricia A. Rose(a)	62,987	62,987	—	125,974
Ryan A. Smith(a)	62,987	62,987	—	125,974
a. Ms. Rose and Mr. Smith have met their stock ownership guidelines.

60	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
The values reflected in the “LTIP Performance Shares” column do not represent a realized financial benefit for the named executive officer because the awards have not yet been earned. In addition, the financial benefit, if any, that may be realized in connection with these awards will depend on the future share price at such time that the performance shares are earned, if ever. For purposes of determining the value of the performance shares reported in the “LTIP Performance Shares” column, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock as determined based on the closing market price of our stock on the grant date. The "LTIP Performance Shares" column represents awards granted under the 2025 — 2027 LTIP as determined based on the closing market price of our stock of $39.22 on April 25, 2025 (i.e., grant date) and in accordance with ASC Topic 718. The potential maximum payout for Performance Shares for the 2025 — 2027 LTIP performance period, at the stretch performance level for each named executive officer is as follows: $659,994 for Mr. Griffiths; $146,997 for Mr. Archer; $125,975 for Mr. Martel; $125,975 for Ms. Rose; and $125,975 for Mr. Smith.
The values in the “LTIP Restricted Shares” column reflect the grant date fair value of restricted stock awards for 2025, as determined in accordance with ASC Topic 718. The awards were issued based on the closing market price of our stock of $39.22 on April 29, 2025 (i.e., grant date).
The values in the “MSPP” column reflect the grant date fair value on March 5, 2026 as determined in accordance with ASC Topic 718. For a more complete description of the stock awards, see “Management Stock Purchase Program (“MSPP”) on page 53.
2.Represents the amounts earned under the EAIP. For a more complete description of the EAIP, see Executive Annual Incentive Program (“EAIP”) on page 49.
3.The amounts in this column and detailed below for the year ended December 31, 2025 include: (i) 401(k) matching contributions under the Company’s Retirement Savings Plan by the Company, (ii) a Company contribution to active participants of the DCP (nonqualified plan), (iii) dividends paid at vesting on restricted stock awards granted under the 2022 Equity and Incentive Plan(s), and (iv) DCRP stock awards.

	Employer Contribution

Name	401(k) ($)	DCP ($)	Dividend ($)	DCRP ($)	Total ($)

Simon R. Griffiths	14,000	—	11,689	132,245	157,934
Michael R. Archer	14,000	—	5,024	50,752	69,776
William H. Martel	14,000	1,770	5,462	46,567	67,799
Patricia A. Rose	14,000	—	5,405	45,117	64,522
Ryan A. Smith	14,000	3,268	5,295	46,982	69,545
The values in the “DCRP” column reflect the aggregate grant date fair value of stock awards for 2025 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of the stock award, refer to Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2025. For a more complete description of the stock awards, see “Retirement and Other Benefits” on page 58.

Camden National Corporation 2026 Proxy Statement	61

Compensation Discussion and Analysis
2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes cash and stock grants made during 2025 to the CEO and other named executive officers listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Simon R. Griffiths	EAIP	1/1/25	235,601	471,202	706,803	—	—	—	—	—	—	—
	MSPP	3/6/25	—	—	—	—	—	—	3,180(6)	—	—	33,167
	DCRP	3/15/25	—	—	—	—	—	—	3,192(4)	—	—	132,245
	Performance Shares	4/29/25	—	—	—	4,207	8,414	16,828	—	—	—	329,997
	Restricted Shares	4/29/25	—	—	—	—	—	—	8,414(5)	—	—	329,997
Michael R. Archer	EAIP	1/1/25	75,317	150,635	225,952	—	—	—	—	—	—	—
	MSPP	3/6/25	—	—	—	—	—	—	862(6)	—	—	8,991
	DCRP	3/15/25	—	—	—	—	—	—	1,225(4)	—	—	50,752
	Performance Shares	4/29/25	—	—	—	937	1,874	3,748	—	—	—	73,498
	Restricted Shares	4/29/25	—	—	—	—	—	—	1,874(5)	—	—	73,498
William H. Martel	EAIP	1/1/25	64,918	129,837	194,755	—	—	—	—	—	—	—
	MSPP	3/6/25	—	—	—	—	—	—	791(6)	—	—	8,250
	DCRP	3/15/25	—	—	—	—	—	—	1,124(4)	—	—	46,567
	Performance Shares	4/29/25	—	—	—	803	1,606	3,212	—	—	—	62,987
	Restricted Shares	4/29/25	—	—	—	—	—	—	1,606(5)	—	—	62,987
Patricia A. Rose	EAIP	1/1/25	64,750	129,500	194,250	—	—	—	—	—	—	—
	MSPP	3/6/25	—	—	—	—	—	—	—	—	—	—
	DCRP	3/15/25	—	—	—	—	—	—	1,089(4)	—	—	45,117
	Performance Shares	4/29/25	—	—	—	803	1,606	3,212	—	—	—	62,987
	Restricted Shares	4/29/25	—	—	—	—	—	—	1,606(5)	—	—	62,987
Ryan A. Smith	EAIP	1/1/25	65,087	130,173	195,260	—	—	—	—	—	—	—
	MSPP	3/6/25	—	—	—	—	—	—	767(6)	—	—	8,000
	DCRP	3/15/25	—	—	—	—	—	—	1,134(4)	—	—	46,982
	Performance Shares	4/29/25	—	—	—	803	1,606	3,212	—	—	—	62,987
	Restricted Shares	4/29/25	—	—	—	—	—	—	1,606(5)	—	—	62,987
1.Amounts represent the range of possible incentive payouts under the 2025 EAIP.
2.Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the 2025 — 2027 LTIP. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Long-Term Incentive Program” beginning on page 65. The number of shares was based on the percentage of base salary in effect as of February 23, 2025, and the Company’s closing market price of $39.22 on April 29, 2025 (i.e., grant date).

62	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
3.The values reported for the MSPP, DCRP, and Restricted Shares reflect the aggregate grant date fair value of stock awards for 2025 and were determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 18 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025.
The values reflected for Performance Shares do not represent a realized financial benefit for each named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock. For performance shares granted on April 29, 2025 under the 2025 — 2027 LTIP for each named executive officer, the value was determined based on the closing market price of our stock of $39.22 on April 29, 2025 (i.e., grant date) and in accordance with ASC Topic 718.
For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 39 of this proxy statement.
4.Amount reflects 10% of each participant’s (1) annual base salary for the prior year and (2) cash bonuses earned for the prior year “credited” in “deferred stock units.” Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65.
5.Amount reflects restricted stock awards issued based on the closing market price of our stock of $39.22 on April 29, 2025 (i.e., grant date), which vest ratably over a three-year period. Refer to discussion in “2025 — 2027 LTIP Grant” on page 54 for additional details of the grant.
6.Amount reflects up to 20% of the cash bonus used to purchase restricted shares under the MSPP at $31.28 per share, a 25% discount of the closing market price of $41.71 on March 6, 2025 (i.e., grant date). These shares will cliff vest two years after the grant date.

Camden National Corporation 2026 Proxy Statement	63

Compensation Discussion and Analysis
2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the CEO and other named executive officers as of December 31, 2025.

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Simon R. Griffiths	3/6/2025	MSPP(2)	3,180	137,948
	12/15/2023	Restricted Stock Units(3)	1,095	47,501	—	—
	12/15/2023	Restricted Shares(4)	1,845	80,036	—	—
	4/30/2024	Restricted Shares(4)	5,285	229,263	—	—
	4/29/2025	Restricted Shares(4)	8,414	364,999
	Various	DCRP(5)	2,941	127,581	—	—
	12/15/2023	Performance Shares(6)	—	—	5,534	240,065
	4/30/2024	Performance Shares(6)	—	—	7,927	343,873
	4/29/2025	Performance Shares(6)			8,414	364,999
		Total	22,760	987,328	21,875	948,937
Michael R. Archer	3/7/2024	MSPP(2)	359	15,573	—	—
	3/6/2025	MSPP(2)	862	37,394	—	—
	Various	Restricted Stock Units(7)	550	23,859
	4/25/2023	Restricted Shares(4)	387	16,788	—	—
	4/30/2024	Restricted Shares(4)	1,041	45,159	—	—
	4/29/2025	Restricted Shares(4)	1,874	81,294	—	—
	Various	DCRP(5)	2,868	124,414	—	—
	4/25/2023	Performance Shares(6)	—	—	1,161	50,364
	4/30/2024	Performance Shares(6)	—	—	1,561	67,716
	4/29/2025	Performance Shares(6)	—	—	1,874	81,294
		Total	7,941	344,481	4,596	199,374
William H. Martel	3/7/2024	MSPP(2)	398	17,265	—	—
	3/6/2025	MSPP(2)	791	34,314	—	—
	4/25/2023	Restricted Shares(4)	425	18,437	—	—
	4/30/2024	Restricted Shares(4)	921	39,953	—	—
	4/29/2025	Restricted Shares(4)	1,606	69,668	—	—
	Various	DCRP(5)	3,175	137,732	—	—
	4/25/2023	Performance Shares(6)			1,277	55,396
	4/30/2024	Performance Shares(6)	—	—	1,381	59,908
	4/29/2025	Performance Shares(6)	—	—	1,606	69,668
		Total	7,316	317,369	4,264	184,972

64	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Patricia A. Rose	3/7/2024	MSPP(2)	387	16,788	—	—
	4/25/2023	Restricted Shares(4)	411	17,829	—	—
	4/30/2024	Restricted Shares(4)	907	39,346	—	—
	4/29/2025	Restricted Shares(4)	1,606	69,668	—	—
	Various	DCRP(5)	1,956	84,851	—	—
	4/25/2023	Performance Shares(6)	—	—	1,235	53,574
	4/30/2024	Performance Shares(6)	—	—	1,361	59,040
	4/29/2025	Performance Shares(6)	—	—	1,606	69,668
		Total	5,267	228,482	4,202	182,282
Ryan A. Smith	3/7/2024	MSPP(2)	381	16,528	—	—
	3/6/2025	MSPP(2)	767	33,272	—	—
	4/25/2023	Restricted Shares(4)	407	17,656	—	—
	4/30/2024	Restricted Shares(4)	934	40,517	—	—
	4/29/2025	Restricted Shares(4)	1,606	69,668	—	—
	Various	DCRP(5)	3,409	147,882	—	—
	4/25/2023	Performance Shares(6)	—	—	1,219	52,880
	4/30/2024	Performance Shares(6)	—	—	1,401	60,775
	4/29/2025	Performance Shares(6)	—	—	1,606	69,668
		Total	7,504	325,523	4,226	183,323
1.Based on the Company’s closing share price of $43.38 on December 31, 2025.
2.Represents restricted shares that cliff-vest two years from the grant date.
3.Represents restricted stock units that vest ratably over a three-year period.
4.Represents restricted stock awards that vest ratably over a three-year period. Mr. Griffiths received a prorated grant for both 2022 and 2023 on December 15, 2023, upon his appointment as the Company's EVP, COO on November 20, 2023.
5.Represents stock units awarded under the DCRP that vest ratably from the date of participation in the DCRP until the participant reaches 65.
6.Represents shares that may be earned at the end of each applicable three-year performance period. These amounts do not represent a realized financial benefit for the named executive officers because the performance shares have not been earned. The target performance level has been used to represent the number of shares for the 2023 — 2025, 2024 — 2026 and 2025 — 2027 LTIP. Mr. Griffiths received a prorated grant on December 15, 2023, for both 2022 and 2023 upon joining the Company on November 20, 2023.
7.Represents restricted stock units that vest ratably over a five-year period.

Camden National Corporation 2026 Proxy Statement	65

Compensation Discussion and Analysis
2025 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the number of shares acquired and the dollar amounts realized by the CEO and other named executive officers during 2025 upon vesting of shares of restricted stock. Our CEO and other named executive officers do not hold any outstanding options, and no options were exercised or vested during 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Simon R. Griffiths	7,881	313,466
Michael A. Archer	5,117	187,125
William H. Martel	5,279	191,481
Patricia A. Rose	5,848	215,252
Ryan A. Smith	5,090	184,584
1.Represents the aggregate number of shares acquired under the MSPP, LTIP, DCRP and/or restricted stock units upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
2.Represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.

66	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
2025 NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)
The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers during 2025:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Simon R. Griffiths	—	132,245	6,354	—	147,275
Michael R. Archer	—	50,752	3,679	—	140,595
William H. Martel	—	46,567	4,631	—	214,080
Patricia A. Rose	—	45,117	6,013	—	310,904
Ryan A. Smith	—	46,982	4,575	—	209,439
1.Represents the grant date fair value of deferred stock units credited under the DCRP in 2025 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 18 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 39 of this proxy statement. Such contributions are also reported as compensation in the Summary Compensation Table on page 60. Prior year contributions included in the “Aggregate Balance at Last Fiscal Year End” column have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.
2.Represents the change in value of vested and unvested deferred stock units credited under the DCRP, based on the price of the Company’s shares on December 31, 2025 The Company’s closing share price on December 31, 2024 was $42.74, and on December 31, 2025 was $43.38.
3.Represents the value of vested and unvested deferred stock units credited under the DCRP, based on the Company’s closing share price of $43.38 on December 31, 2025. For a description of vesting terms and conditions relating to the DCRP, see page 57 of this proxy statement. The number of vested deferred stock units credited under the DCRP as of December 31, 2025, for the named executive officers was as follows:

Name	Vested Shares
Simon R. Griffiths	454
Michael R. Archer	373
William H. Martel	1,760
Patricia A. Rose	5,211
Ryan A. Smith	1,419

Camden National Corporation 2026 Proxy Statement	67

Compensation Discussion and Analysis
2025 NONQUALIFIED DEFERRED COMPENSATION TABLE (DCP)
The DCP allows executives to voluntarily defer up to 80% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2025, two named executive officers — Messrs. Martel and Smith — elected to defer amounts under the DCP. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company’s obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
The following table summarizes the nonqualified deferred compensation for each of the applicable named executive officers during 2025:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

William H. Martel	42,589	1,427	19,105	—	161,793
Ryan A. Smith	78,642	2,913	41,350	—	315,072
1.Represents the voluntary deferral of base salary and EAIP annual cash bonus payments during 2025. Base salary amounts and EAIP annual cash bonus payments are disclosed in the Summary Compensation Table under the year 2025.
2.Represents amounts that would have been contributed by the Company under the 401(k) Plan but for certain IRS limitations. The Company contributions reported above were paid in 2026 for the 2025 fiscal year and are also disclosed in the Summary Compensation Table under “All Other Compensation” in 2025. Refer to the discussion of the DCP under “Retirement and Other Benefits” starting on page 56 of this proxy statement.
3.Aggregate earnings are based upon the performance of a variety of mutual funds. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2025 Summary Compensation Table” on page 60.

68	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
CHANGE IN CONTROL (CIC) AGREEMENTS
The Company has CIC agreements with each of the named executive officers as well as other key employees. The agreements may require us to make payments to these individuals in the event of a qualifying termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of a qualifying termination of their employment.
Under the current CIC agreements, if the named executive officer is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the CIC agreements), within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive’s total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive’s base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive’s eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while the individual’s agreement is in effect, the named executive officer would not be entitled to severance pay or benefits under any company severance plan or program other than the individual’s CIC agreement.
Each CIC agreement contains six-month post-employment non-solicitation and non-competition obligations, with one year for the CEO. Any executive who breaches these covenants forfeits any future payments or benefits.
In addition, these CIC agreements contain a provision which provides that any payments otherwise due to the executive in connection with a change in control shall be reduced to the extent necessary to avoid the application of the excise tax provisions under Section 4999 of the Internal Revenue Code, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).

Camden National Corporation 2026 Proxy Statement	69

Compensation Discussion and Analysis
The following table outlines the provision of the CIC agreements:

Provision	CIC Agreements

Protection Period	•Begins three months prior and ends 24 months following a change in control

Benefit Period	•CEO: 36 months •Other named executive officers: 24 months

Severance Multiple and Components
•CEO: 3.0x base salary and three-year bonus average
•Other named executive officers: 2.0x base salary and three-year bonus average
•Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	•“Best-net-benefit” provision

Restrictive Covenants	•CEO: 12-month non-compete and non-solicit agreement •Other named executive officers: six-month non-compete and non-solicit agreement

Equity Acceleration (DCRP, LTIP, MSPP, RSA, RSU, and Stock Options)	•Double-trigger

For purposes of the CIC agreement, "change in control" shall have the meaning provided in the Company’s 2022 Equity and Incentive Plan, as amended from time to time.
The CIC agreements could have been terminated by the Company effective December 31, 2025, if the Company took action 90 days prior to that date. Because no such action was taken, each CIC agreement’s termination date was automatically extended to December 31 of the following year, unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

70	Camden National Corporation 2026 Proxy Statement

Compensation Discussion and Analysis
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table quantifies the benefits that would have been payable to our named executive officers upon death or disability and under their CIC agreements as if the event described to trigger their benefits had occurred as of December 31, 2025.

	Simon R. Griffiths ($)	Michael R. Archer ($)	William H. Martel ($)	Patricia A. Rose ($)	Ryan A. Smith ($)

Death or Disability
DCRP Restricted Stock Acceleration(1)	127,581	124,414	137,732	84,851	147,882
Restricted Stock Acceleration(2)	760,270	160,419	145,110	134,120	144,283
Performance Share Unit Acceleration(3)	708,873	149,010	129,576	128,708	130,444
Total	1,596,724	433,843	412,418	347,679	422,609
Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(5)	3,022,476	1,006,653	889,138	882,604	883,343
Continuation of Health Benefits(6)	81,672	42,843	35,160	30,232	13,662
DCRP Restricted Stock Acceleration(1)	127,581	124,414	137,732	84,851	147,882
Restricted Stock Acceleration(2)	760,270	160,419	145,110	134,120	144,283
Performance Share Unit Acceleration(7)	948,938	199,374	184,972	182,283	183,324
Total(4)	4,940,937	1,533,703	1,392,112	1,314,090	1,372,494
1.Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $43.38 on December 31, 2025.
2.Represents unvested restricted stock awards issued under the 2022 Equity and Incentive Plan which become fully vested and exercisable upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested restricted shares were assumed to have a value equal to the closing price per share of $43.38 on December 31, 2025 and the unvested in-the-money MSPP restricted stock awards were assumed to have a value equal to the closing price per share of $43.38 on December 31, 2025 less the original purchase price on grant date.
3.Represents unvested performance share units which become fully vested and exercisable upon (i) death or (ii) disability. For purposes of this table, the unvested performance share units were assumed at target for the 2023 — 2025 LTIP, 2024 — 2026 LTIP and 2025 - 2027 LTIP issued under the Third Amended and Restated Long-Term Incentive Program, a program of the 2022 Equity and Incentive Plan, and to have a value equal to the closing price per share of $43.38 on December 31, 2025.
4.In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above in connection with a change in control would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
5.Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Mr. Griffiths, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.
6.Represents the value of (i) 18 months of healthcare benefits and 18 months’ equivalent grossed up for taxes for Mr. Griffiths and (ii) 18 months of healthcare benefits and six months’ equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.
7.Represents unvested performance share units which become fully vested and exercisable upon a termination without cause or resignation for good reason in connection with a change in control. For purposes of this table, the unvested performance share units were assumed at target payout level for shares granted for the 2023 — 2025 LTIP, 2024 — 2026 LTIP, and 2025 - 2027 LTIP issued under the Third Amended and Restated Long-Term Performance Share Program, a program of the 2022 Equity and Incentive Plan. The unvested performance shares were assumed to have a value equal to the closing price per share of $43.38 on December 31, 2025.

Camden National Corporation 2026 Proxy Statement	71

Compensation Discussion and Analysis
PAY RATIO DISCLOSURE
The annual total compensation for 2025 was $2,323,055 for our CEO and $63,060 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2025 is 37 to 1.
We identified the median employee by using wages from our payroll records as reported to the IRS on Form W-2 for 2025 for all individuals, excluding our CEO, who were employed by us on December 31, 2025, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2025.
We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table in this proxy statement. In our 2025 Summary Compensation Table, we report annual cash incentive and MSPP paid to our CEO in 2026 for performance in 2025. Our median employee participated in a cash incentive plan that paid annually during 2025, and we used the amounts received in 2025 for median employee’s annual total compensation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K, this information should not be used as a basis for comparison between different companies.

72	Camden National Corporation 2026 Proxy Statement

Pay Versus Performance (“PVP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Compensation Committee did not consider the pay versus performance (“PVP”) disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see CD&A on page 39 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers, including with respect to restricted stock units and performance stock units.
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”) as defined under SEC rules. The table also provides information with respect to cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income, and the Company’s selected performance measure, Diluted EPS.
2025 Pay Versus Performance Table
The following table outlines CAP compared to the Company's performance:

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to non-CEO Named Executive Officers ($)(1)(2)	Value of Fixed $100 Investment Based On:		Net Income ($ in thousands)	Company Selected Measure: Diluted EPS ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)

2025	2,318,520	2,488,419	759,421	768,544	149.16	160.37	65,160	3.84
2024	1,923,165	1,993,905	622,096	617,401	113.70	132.44	53,004	3.62
2023	1,522,312	1,447,110	803,573	791,548	95.46	112.03	43,383	2.97
2022	1,323,221	1,596,289	512,046	476,400	100.49	111.47	61,439	4.17
2021	2,375,909	2,306,068	594,080	638,100	112.11	126.43	69,014	4.60

Camden National Corporation 2026 Proxy Statement	73

Pay Versus Performance Disclosure
1.    CAP to CEO was calculated as follows:

Year	Summary Compensation Table Total for CEO	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension value attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Compensation Actually Paid to CEO
	($)	($)	($)(a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2025	2,318,520	—	(700,245)	—	867,946	11,689	13,878	(23,369)	—	2,488,419
2024	1,923,165	—	(627,600)	—	677,600	17,010	14,976	(11,246)	—	1,993,905
2023	1,522,312	(284,097)	(304,590)	155,856	388,077	9,519	122,115	(162,082)	—	1,447,110
2022	1,323,221	—	(329,977)	403,598	324,139	2,541	(48,298)	(78,935)	—	1,596,289
2021	2,375,909	(820,719)	(342,314)	376,267	378,633	—	283,937	54,355	—	2,306,068
a.Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.
Average summary compensation actually paid to non-CEO named executive officers was calculated as follows:

Year	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension Value Attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Average Summary Compensation Actually Paid to non-CEO Named Executive Officers
	($)	($)	($)(a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2025	759,421	—	(137,121)	—	171,394	5,296	2,897	(33,343)	—	768,544
2024	622,096	—	(114,274)	—	138,189	4,959	9,891	(43,460)	—	617,401
2023(b)	803,573	—	(301,670)	—	323,712	2,111	(5,532)	(30,646)	—	791,548
2022	512,046	—	(92,679)	—	88,998	663	(14,010)	(18,618)	—	476,400
2021	594,080	—	(98,392)	—	108,264	—	61,133	24,136	(51,121)	638,100
a.Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.
b.Includes the compensation and current year equity awards for Mr. Griffiths who joined the bank on November 20, 2023 as EVP, Chief Operating officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024.

74	Camden National Corporation 2026 Proxy Statement

Pay Versus Performance Disclosure
2.The CEO and all other named executive officers included in average summary compensation were as follows for each year indicated:

	2025	2024	2023	2022	2021

CEO	Simon R. Griffiths	Simon R. Griffiths	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour
Other Named Executive Officers	Michael R. Archer	Michael R. Archer	Michael R. Archer	Michael R. Archer	Gregory A. White
	William H. Martel	William H. Martel	Simon R. Griffiths(a)	William H. Martel	William H. Martel
	Patricia A. Rose	Patricia A. Rose	William H. Martel	Timothy P. Nightingale	Timothy P. Nightingale
	Ryan A. Smith	Ryan A. Smith	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose
a.Mr. Griffiths joined the Company and the Bank on November 20, 2023 as EVP, Chief Operating Officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024.
3.The peer group TSR was calculated using the S&P U.S. SmallCap Banks Index as of December 31, 2025, which differs from our industry index used to assess relative performance of ROAE under the LTIP. Refer to “Long-Term Incentive Program” beginning on page 53.
Tabular List of Financial Performance Measures
The three performance measures below were used for the year ended 2025 and represent the most important financial measures used by the Company to link compensation paid to the named executive officers, including the CEO, during the most recent fiscal year to the Company's performance. See the "Compensation Discussion and Analysis" section of this Proxy statement.

Financial Performance Measures(1)
Diluted EPS
Adjusted PPNR + NCO
Adjusted ROAA
Relative Core ROAA
Relative Core ROAE
1. This unranked list applies to all named executive officers, including the CEO.

Camden National Corporation 2026 Proxy Statement	75

Pay Versus Performance Disclosure
Graphical Disclosure of Relationship Between Compensation Actually Paid and Pay Versus Performance Measures
Cumulative TSR – The table below shows the relationship between CAP to CEO and the average of CAP to all other named executive officers, and the Company's TSR and peer group TSR for the period December 31, 2020 through December 31, 2025. The table assumes a $100 investment on December 31, 2020 and measures the amount by which the market value, assuming the reinvestment of dividends, has changed as of December 31, 2025:

The SEC requires companies to compare CAP to CEO and all other named executive officers to cumulative TSR however, we do not link CEO or all other named executive officers’ compensation to our cumulative TSR.
Net Income – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's net income:

76	Camden National Corporation 2026 Proxy Statement

Pay Versus Performance Disclosure
The SEC requires companies to compare CAP to CEO and all other named executive officers to net income; however, we do not link CEO or all other named executive officers’ compensation to net income.
Diluted EPS – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's diluted EPS:
Diluted EPS is used by the Company to determine incentive payouts for all named executive officers, including the CEO, under the Company's LTIP.

Camden National Corporation 2026 Proxy Statement	77

Stock Ownership and Other Matters
COMMON STOCK BENEFICIALLY OWNED BY ANY ENTITY WITH 5% OR MORE OF COMMON STOCK AND OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
As of the Record Date, there were 16,976,156 shares of the Company’s Common Stock beneficially owned and entitled to vote, by approximately 1,000 shareholders of record. The number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date, except to the extent otherwise indicated in the footnotes, by (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, based upon reports on Schedule 13G and Schedule 13G/A filed with the SEC, (ii) each current director of the Company and each nominee for director, (iii) each named executive officer of the Company, and (iv) all current directors of the Company, all nominees for director and all current executive officers of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of the Company’s Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

78	Camden National Corporation 2026 Proxy Statement

Stock Ownership and Other Matters

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	1,454,481	(1)	8.57%
FMR LLC
245 Summer Street, Boston, MA 02210	1,303,542	(2)	7.68%
Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway, Short Hills, NJ 07078	1,236,603	(3)	7.28%
Directors, Nominees and Named Executive Officers:
Michael R. Archer	16,374	(4)(5)	*
Craig N. Denekas	15,080		*
Simon R. Griffiths	34,886	(4)(5)	*
Larry K. Haynes	3,185		*
Rebecca K. Hatfield	7,542		*
S. Catherine Longley	13,594		*
William H. Martel	16,420	(4)(5)	*
Raina L. Maxwell	2,811		*
Marie J. McCarthy	15,887		*
Robert D. Merrill	10,505		*
James H. Page, Ph.D.	9,977		*
Patricia A. Rose	20,900	(4)(5)	*
Robin A. Sawyer	10,412		*
Ryan A. Smith	18,585	(4)(5)	*
Carl J. Soderberg	103,122		*
All directors, nominees, and current executive officers as a group (21 persons)	349,161	(4)(5)(6)	2.06%
* Less than 1%.
1.Blackrock, Inc. (“Blackrock”) reports sole power to vote or direct the vote over 1,422,065 shares and sole power to dispose or direct the disposition of 1,454,481 shares. The “Amount and Nature of Beneficial Ownership” is based solely on our review of the most recent Schedule 13G/A filed by Blackrock with the SEC on April 17, 2025 reporting beneficial ownership as of March 31, 2025.
2.FMR LLC (“FMR”) reports sole power to vote or direct the vote over 1,303,478 shares and sole power to dispose or direct the disposition of 1,303,542 shares. The Amount and Nature of Beneficial Ownership is based solely on our review of the most recent Schedule 13G/A filed by FMR with the SEC on February 9, 2024, reporting beneficial ownership as of December 31, 2023.
3.Franklin Mutual Advisers, LLC (“Franklin Mutual”) reports sole power to vote or direct the vote over 1,166,694 shares and sole power to dispose or direct the disposition of 1,236,603 shares. The Amount and Nature of Beneficial Ownership is based solely on our review of the most recent Schedule 13G/A filed by Franklin Mutual with the SEC on January 30, 2024, reporting beneficial ownership as of December 31, 2023.
4.Includes unvested Restricted Shares and MSPP shares (as they provide the holder with voting rights) as follows: 5,247 for Mr. Archer, 22,215 for Mr. Griffiths, 4,704 for Mr. Martel, 2,924 for Ms. Rose, 3,714 for Mr. Smith and 55,724 for all current executive officers as a group.
5.Includes 2023 — 2025 LTIP performance shares approved for payout on March 27, 2026 that are scheduled to vest on April 25, 2026, as follows: 967 for Mr. Archer, 4,610 for Mr. Griffiths, 1,064 for Mr. Martel, 1,029 for Ms. Rose, 1,015 for Mr. Smith and 11,909 for all current executive officers as a group. Refer to 2023 — 2025 LTIP Performance Period Results within “Long-Term Incentive Program” on page 55.
6.Includes 321 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 25, 2026.

Camden National Corporation 2026 Proxy Statement	79

Stock Ownership and Other Matters
SOLICITATION OF PROXIES
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with that solicitation.
By Order of the Board of Directors,
Brandon Y. Boey
General Counsel & Corporate Secretary
April 3, 2026

80	Camden National Corporation 2026 Proxy Statement

Appendix A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we supplement this evaluation with an analysis of certain non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance.
Certain metrics presented in the "Executive Summary" section on page 39 of this Proxy Statement are presented on a non-GAAP basis, including adjusted net income, adjusted diluted EPS, adjusted return on average assets, adjusted return on average shareholders’ equity, return on average tangible shareholders' equity, adjusted return on average tangible shareholders’ equity, efficiency ratio, and tangible common equity ratio. Additional detail on each of these non-GAAP metrics, and a reconciliation of each metric to GAAP is provided below. Additional information as to the manner in which the Company uses these non-GAAP measures to evaluate compensation is described throughout the CD&A in this Proxy Statement.
We believe these non-GAAP financial measures help investors better understand the Company’s operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions.
Adjusted Pre-tax, Pre-provision Earnings Adjusted for Net Charge-offs (“Adjusted PPNR + NCO”)
Adjusted PPNR + NCO is a supplemental measure used for the purpose of measuring financial performance to budget for the 2025 EAIP. The table below reconciles: (1) reported pre-tax income to Adjusted PPNR + NCO for the Company for the period January 1, 2025 to March 31, 2025, excluding merger-related costs and the estimated financial impact of the Northway acquisition; and (2) reported pre-tax income to Adjusted PPNR + NCO for the Company for the period April 1, 2025 to December 31, 2025, including the financial impact of the Northway acquisition and excluding merger-related costs and the net gain on sale of bank properties.

Camden National Corporation 2026 Proxy Statement	A-1

Appendix A

(In thousands)	For the Period January 1, 2025 to March 31, 2025	For the Period April 1, 2025 to December 31, 2025

Reported pre-tax income	$6,174	$72,480
Adjustment for loan loss provision	2,354	12,861
Adjustment for merger and acquisition costs	7,525	1,758
Adjustment for allocated Northway financial impact	1,041	—
Adjustment for net gain on sale of bank properties	—	(675)
Adjusted pre-tax, pre-provision earnings	17,094	86,424
Net charge-offs	(950)	(14,605)
Adjusted pre-tax, pre-provision earnings adjusted for net charge-offs (“Adjusted PPNR + NCO”)	$16,144	$71,819
Adjusted Return on Average Assets (“Adjusted ROAA”)
Adjusted ROAA is a supplemental measure used for the purpose of measuring financial performance to budget for the 2025 EAIP. The table below reconciles: (1) reported return on average assets to Adjusted ROAA for the Company for the period January 1, 2025 to March 31, 2025, excluding merger-related costs and the estimated financial impact of the Northway acquisition; and (2) reported return on average assets to Adjusted ROAA for the Company for the period April 1, 2025 to December 31, 2025, including the financial impact of the Northway acquisition and excluding merger-related costs, the net gain on sale of bank properties, and revaluation of deferred tax assets upon completion of Northway acquisition.

(Dollars In thousands)	For the Period January 1, 2025 to March 31, 2025	For the Period April 1, 2025 to December 31, 2025

Net income, as presented	$7,326	$57,833
Adjustment for merger and acquisition costs	7,525	1,758
Adjustment for allocated Northway financial impact	1,041	—
Adjustment for net gain on sale of bank properties	—	(675)
Tax impact of above adjustments(1)	(1,853)	(249)
Adjustment for deferred tax valuation adjustment	(2,421)	—
Adjusted net income	$11,618	$58,667
Average assets, as presented	$6,902,336	$6,936,593
Adjusted for allocated Northway financial impact	(1,164,284)	—
Adjusted average assets	$5,738,052	$6,936,593
Return on average assets (“ROAA”)(2)	0.43%	1.11%
Adjusted return on average assets (“Adjusted ROAA”)(2)	0.82%	1.12%
1.Assumed a 23% income tax rate on deductible merger-related costs.
2.Annualized.

A-2	Camden National Corporation 2026 Proxy Statement

Appendix A
Adjusted Net Income and Adjusted Diluted EPS
Core net income and core diluted EPS are each supplemental measures that exclude certain transactions as outlined and calculated in the table below. Each item reconciles to reported net income and diluted EPS. The Company believes these adjusted financial metrics assist users of its financial statements with their financial analysis period-over-period as they are adjusted for certain non-recurring items.

	For the Year Ended December 31,
(In thousands)	2025	2024
Adjusted Net Income:
Net income, as presented	$65,160	$53,004
Provision for non-PCD acquired loans	6,294	—
Provision for acquired unfunded commitments	249	—
Adjustment for merger and acquisition costs	9,286	1,159
Gain on sale of premises and equipment, net	(675)	—
Adjustment for Signature Bank bond (recovery) write-off	—	(910)
Total adjustments before taxes	15,154	249
Tax impact of above adjustments(1)	(3,454)	179
Adjustment for deferred tax valuation adjustment(2)	(2,421)	—
Core net income	$74,439	$53,432
Core Diluted EPS:
Diluted EPS, as presented	$3.84	$3.62
Provision for non-PCD acquired loans	0.37	—
Provision for acquired unfunded commitments	0.01	—
Adjustment for merger and acquisition costs	0.55	0.08
Gain on sale of premises and equipment, net	(0.04)	—
Adjustment for Signature Bank bond (recovery) write-off	—	(0.06)
Total adjustments before taxes	0.89	0.02
Tax impact of above adjustments(1)	(0.2)	0.01
Adjustment for deferred tax valuation adjustment(2)	(0.14)	—
Core diluted EPS	$4.39	$3.65
1.Calculated using an estimated combined marginal income tax rate of 23% for the year ended December 31, 2025 and 21% for the year ended December 31, 2024.
2.A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway acquisition.

Camden National Corporation 2026 Proxy Statement	A-3

Appendix A
Return on Average Tangible Shareholders’ Equity
Return on average tangible shareholders’ equity is the ratio of (i) net income, adjusted for tax effected amortization of core deposit intangible assets and other adjustments, as necessary, to (ii) average shareholders' equity, adjusted for average goodwill and core deposit intangible assets. This adjusted financial ratio reflects a shareholders' return on tangible capital deployed in our business and is a common performance measure within the financial services industry.

	For the Year Ended December 31,
(In thousands)	2025	2024
Net income, as presented	$65,160	$53,004
Adjustment for amortization of core deposit intangible assets	5,893	556
Tax impact of above adjustment(1)	(1,355)	(117)
Net income, adjusted for amortization of core deposit intangible assets	$69,698	$53,443
Average shareholders’ equity, as presented	$654,477	$511,813
Adjustment for average goodwill and core deposit intangible assets	(197,247)	(95,389)
Average tangible shareholders’ equity	$457,230	$416,424
Return on average shareholders’ equity	9.96%	10.36%
Return on average tangible shareholders’ equity	15.24%	12.83%
1.Calculated using an estimated combined marginal income tax rate of 23% for the year ended December 31, 2025 and 21% for the year ended December 31, 2024.

A-4	Camden National Corporation 2026 Proxy Statement

Appendix A
Efficiency Ratio
The efficiency ratio represents an approximate measure of the cost required for the Company to generate a dollar of revenue. This is a common measure used by financial institutions and is a key ratio for evaluating Company performance. The efficiency ratio is calculated as the ratio of (i) total non-interest expense, adjusted for certain operating expenses, as necessary to (ii) net interest income on a tax equivalent basis plus total non-interest income, adjusted for certain other income items, as necessary.

	For the Year Ended December 31,
(In thousands)	2025	2024
Non-interest expense, as presented	$154,834	$111,936
Adjustment for merger and acquisition costs	(9,286)	(1,159)
Adjustment for amortization of core deposit intangible assets	($5,893)	($556)
Adjusted non-interest expense	$139,655	$110,221
Net interest income, as presented	$203,257	$132,453
Adjustment for the effect of tax-exempt income(1)	1,314	637
Adjusted net interest income	204,571	133,090
Non-interest income, as presented	52,522	44,539
Adjustment for gain on sale of premises and equipment, net	(675)	—
Adjusted non-interest income	$51,847	$44,539
Adjusted net interest income plus adjusted non-interest income	$256,418	$177,629
Ratio of non-interest expense to total revenues(2)	60.53%	63.24%
Non-GAAP efficiency ratio	54.46%	62.05%
1.Reported on a tax-equivalent basis using a 21% federal income tax rate.
2.Revenue is the sum of net interest income and non-interest income.

Camden National Corporation 2026 Proxy Statement	A-5

Appendix A
Tangible Common Equity Ratio
Tangible common equity is the ratio of (i) shareholders’ equity less goodwill and core deposit intangible assets to (ii) total assets less goodwill and core deposit intangible assets. This ratio is a measure used within our industry to assess whether or not a company is highly leveraged.

	December 31,
(In thousands, except number of shares and per share data)	2025	2024
Shareholders' equity, as presented	$696,558	$531,231
Less: goodwill and core deposit intangible assets	(194,085)	(95,112)
Tangible shareholders' equity	$502,473	$436,119
Total assets	$6,974,584	$5,805,138
Less: goodwill and core deposit intangible assets	(194,085)	(95,112)
Tangible assets	$6,780,499	$5,710,026
Common equity ratio	9.99%	9.15%
Tangible common equity ratio	7.41%	7.64%

A-6	Camden National Corporation 2026 Proxy Statement

CAMDEN NATIONAL CORPORATION
ATTN: INVESTOR RELATIONS
2 ELM STREET
P.O. BOX 310
CAMDEN, ME 04843

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAC2026**

You may attend the meeting via the Internet and vote during the meeting. **The 2026 Annual Meeting of Shareholders will be online in a virtual meeting format via live webcast. You will not be able to attend the Annual Meeting physically in person.** Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88666-P45453 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" ALL NOMINEES FOR DIRECTOR UNDER PROPOSAL 1.

1. The election of each of the eleven directors named in the proxy statement.

Nominees:

		For	Against	Abstain
1a.	Craig N. Denekas	☐	☐	☐
1b.	Simon R. Griffiths	☐	☐	☐
1c.	Rebecca K. Hatfield	☐	☐	☐
1d.	Larry K. Haynes	☐	☐	☐
1e.	S. Catherine Longley	☐	☐	☐
1f.	Raina L. Maxwell	☐	☐	☐
1g.	Marie J. McCarthy	☐	☐	☐
1h.	Robert D. Merrill	☐	☐	☐
1i.	James H. Page, Ph.D.	☐	☐	☐
1j.	Robin A. Sawyer	☐	☐	☐
1k.	Carl J. Soderberg	☐	☐	☐

The Board of Directors recommends you vote "FOR" PROPOSALS 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K are available at www.proxyvote.com.

V88667-P45453

CAMDEN NATIONAL CORPORATION
Annual Meeting of Shareholders
May 19, 2026 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Shareholders and Proxy Statement, hereby appoints Brandon Y. Boey and Jared L. Merritt, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Camden National Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CAC2026 on May 19, 2026 at 9:00 AM, local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 3, 2026, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side